Exhibit 99.1









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                  STORM-RECOVERY PROPERTY SERVICING AGREEMENT


                                    between


                           FPL RECOVERY FUNDING LLC,
                                  as Issuer,


                                      and


                        FLORIDA POWER & LIGHT COMPANY,
                                  as Servicer



                            Dated as of _____, 2007






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                               TABLE OF CONTENTS

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                                                                          ----


                                  ARTICLE ONE

                                  DEFINITIONS

Section 1.01.     Definitions and Rules of Construction......................1

                                  ARTICLE TWO

                         APPOINTMENT AND AUTHORIZATION

Section 2.01.     Appointment of Servicer; Acceptance of Appointment.........1
Section 2.02.     Authorization..............................................2
Section 2.03.     Dominion and Control Over the Storm-Recovery Property......2

                                 ARTICLE THREE

                               BILLING SERVICES

Section 3.01.     Duties of Servicer.........................................2
Section 3.02.     Servicing and Maintenance Standards........................4
Section 3.03.     Annual Reports on Compliance with Regulation AB............5
Section 3.04.     Annual Report by Independent Public Accountants............5
Section 3.05.     Opinions of Counsel........................................6

                                 ARTICLE FOUR

   SERVICES RELATED TO PERIODIC ADJUSTMENTS, REMITTANCES AND RECONCILIATIONS

Section 4.01.     Periodic Adjustments.......................................7
Section 4.02.     Limitation of Liability....................................9
Section 4.03.     Remittances................................................9

                                 ARTICLE FIVE

                    CUSTODY OF THE STORM-RECOVERY PROPERTY

Section 5.01.     Custody of Storm-Recovery Property Records................10
Section 5.02.     Duties of Servicer as Custodian...........................10
Section 5.03.     Instructions..............................................12
Section 5.04.     Effective Period and Termination..........................12
Section 5.05.     Alternative Energy Suppliers..............................12


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                                  ARTICLE SIX

                                 THE SERVICER

Section 6.01.     Representations and Warranties of Servicer................12
Section 6.02.     Indemnities of Servicer; Release of Claims................14
Section 6.03.     Merger or Other Succession to, and Assumption of, the
                  Obligations of the Servicer...............................16
Section 6.04.     Assignment of Servicer's Obligations......................18
Section 6.05.     Limitation on Liability of Servicer and Others............18
Section 6.06.     FPL Not To Resign as Servicer.............................18
Section 6.07.     Servicing Fee.............................................19
Section 6.08.     Servicer Expenses.........................................19
Section 6.09.     Subservicing..............................................20
Section 6.10.     No Servicer Advances......................................20
Section 6.11.     Protection of Title.......................................20

                                 ARTICLE SEVEN

                                    DEFAULT

Section 7.01.     Servicer Default..........................................20
Section 7.02.     Notice of Servicer Default................................22
Section 7.03.     Waiver of Past Defaults...................................22
Section 7.04.     Appointment of Successor..................................22
Section 7.05.     Cooperation with Successor................................23

                                 ARTICLE EIGHT

                           MISCELLANEOUS PROVISIONS

Section 8.01.     Amendment.................................................23
Section 8.02.     Maintenance of Accounts and Records.......................25
Section 8.03.     Notices...................................................25
Section 8.04.     Limitations on Rights of Others...........................26
Section 8.05.     Severability..............................................26
Section 8.06.     Separate Counterparts.....................................26
Section 8.07.     Headings..................................................26
Section 8.08.     GOVERNING LAW.............................................26
Section 8.09.     Assignment to the Trustee.................................26
Section 8.10.     Nonpetition Covenants.....................................27
Section 8.11.     Termination...............................................27


                       EXHIBITS, ANNEXES AND APPENDICES

Exhibit A     -   Form of Daily Remittance Certificate.....................A-1


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                                                                          Page
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Exhibit B     -   Form of Routine (Bi-Annual) True-Up Adjustment Request...B-1
Exhibit C     -   Form of Monthly Servicer Certificate.....................C-1
Exhibit D     -   Form of Certificate of Compliance........................D-1
Exhibit E     -   Form of Assessment of Servicing Criteria.................E-1
Exhibit F     -   Expected Sinking Fund Schedule...........................G-1
Exhibit G     -   Form of Semiannual Servicer Certificate..................H-1
Exhibit H     -   Proceedings..............................................I-1
Annex I       -   Servicing Procedures...............................Annex I-1
Appendix A    -   Master Definitions...................................App A-1







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      This STORM-RECOVERY PROPERTY SERVICING AGREEMENT, dated as of _______,
2007 (as amended, restated, modified or supplemented from time to time, this "Agreement"), is between FPL RECOVERY FUNDING LLC, a Delaware limited liability company, as issuer (the "Issuer"), and FLORIDA POWER & LIGHT COMPANY, a Florida corporation, as the servicer of the Storm-Recovery Property hereunder (the "Servicer").

                             W I T N E S S E T H:

      WHEREAS the Servicer is willing to service the Storm-Recovery Property purchased from the Seller by the Issuer from time to time in accordance with the Sale Agreement or a Subsequent Sale Agreement;

      WHEREAS the Issuer, in connection with ownership of Storm-Recovery Property, desires to engage the Servicer to carry out the functions described herein;

      WHEREAS, the Commission or its attorney will enforce the Agreement for the benefit of the Customers.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

                                  ARTICLE ONE

                                  DEFINITIONS

      Section 1.01. Definitions and Rules of Construction. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in Appendix A hereto. This Agreement shall be construed in accordance with the Rules of Construction. Whenever any reference is made to a Series of Additional Bonds or any approval or consent of the Bondholders or Holders of such Series of Additional Bonds, such reference shall only be given effect if Storm-Recovery Property related to such Series of Additional Bonds is being serviced under this Agreement.

                                  ARTICLE TWO

                         APPOINTMENT AND AUTHORIZATION

      Section 2.01. Appointment of Servicer; Acceptance of Appointment. Subject to Section 6.06 and Article Seven, the Issuer hereby appoints the Servicer, and the Servicer hereby accepts such appointment, to perform the Servicer's obligations pursuant to this Agreement on behalf of and for the benefit of the Issuer or any assignee thereof in accordance with the terms of this Agreement and applicable law. This appointment and the Servicer's acceptance thereof may not be revoked except in accordance with the express terms of this Agreement.


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      Section 2.02. Authorization. With respect to all or any portion of the
Storm-Recovery Property, the Servicer shall be, and hereby is, authorized and empowered by the Issuer on behalf of itself, the Issuer, or both, as the case may be, to:

            (a) execute and deliver any and all instruments, documents or notices, and

            (b) make any filing and participate in proceedings of any kind with any Governmental Authorities, including with the Commission.

      The Issuer shall execute and deliver to the Servicer such documents as have been prepared by the Servicer for execution by the Issuer, and deliver to the Servicer such other documents as may be in the Issuer's possession, as necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. Upon the written request of the Servicer, the Issuer shall furnish the Servicer with any powers of attorney or other documents necessary or appropriate to enable the Servicer to carry out its duties hereunder.

      Section 2.03. Dominion and Control Over the Storm-Recovery Property. Notwithstanding any other provision herein, the Servicer and the Issuer agree that the Issuer is the owner of the Storm-Recovery Property and shall have dominion and control over the Storm-Recovery Property, and the Servicer, in accordance with the terms hereof, is acting solely as the servicing agent of the Issuer with respect to the Storm-Recovery Property. The Servicer hereby recognizes the security interest of the Trustee in the Series A Storm-Recovery Property granted pursuant to the Indenture and agrees to hold the proceeds thereof in trust for the Issuer and the Trustee. The Servicer hereby agrees that it shall not take any action that is not authorized by this Agreement, the Statute or the Financing Order, that is not consistent with its customary procedures and practices, or that shall impair the rights of the Issuer with respect to the Storm-Recovery Property, in each case unless such action is required by applicable Requirements of Law or court or regulatory order.

                                 ARTICLE THREE

                               BILLING SERVICES

      Section 3.01. Duties of Servicer. The Servicer, as agent for the Issuer, shall have the following duties:

            (a) Duties of Servicer Generally.

                     (i) General Duties. The Servicer's duties in general
            shall include management, servicing and administration of the Storm-Recovery Property; obtaining meter reads, calculating electricity and demand usage, billing, collection and posting of all payments in respect of the Storm-Recovery Property; responding to inquiries by Customers, the Commission or any other Governmental Authority with respect to the Storm-Recovery Property; delivering Bills or arranging for delivery of Bills to Customers, accounting for the billing and collection of the Storm-Recovery Charges, investigating and handling delinquencies, processing and depositing collections and making periodic remittances; furnishing periodic reports to the Issuer, the Commission, each


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            Trustee and the Rating Agencies; and taking all necessary action in connection with Periodic Adjustments as set forth herein. Without limiting the generality of this Section 3.01(a)(i), in furtherance of the foregoing, the Servicer hereby agrees that it shall also have, and shall materially comply with, the duties and responsibilities relating to data acquisition, usage and bill calculation, billing, customer service functions, collections, payment processing and remittances set forth in Annex I hereto.

                     (ii) Commission Regulations Control. Notwithstanding
            anything to the contrary in this Agreement, the duties of the Servicer set forth in this Agreement shall be qualified and limited in their entirety by the Statute, the Financing Order and any Commission Regulations as in effect at the time such duties are to be performed.

            (b) Reporting Functions.

                     (i) Daily Remittance Certificate. With respect to each
            Series of Storm-Recovery Bonds, on each Servicer Business Day, the Servicer shall prepare and deliver a written report substantially in the form of Exhibit A hereto (the "Daily Remittance Certificate") to the Issuer and the applicable Trustee.

                     (ii) Monthly Servicer Certificate. With respect to each
            Series of Storm-Recovery Bonds, not later than 15 days after the end of each month after such Series of Storm-Recovery Bonds are issued (excluding _________, ____), or if such day is not a Servicer Business Day, the next succeeding Servicer Business Day, the Servicer shall deliver a written report substantially in the form of Exhibit C hereto (the "Monthly Servicer Certificate") to the Issuer, the Commission, the applicable Trustee and the Rating Agencies.

                     (iii) Semiannual Servicer Certificate. With respect to
            each Series of Storm-Recovery Bonds, not later than the Servicer Business Day immediately preceding each Payment Date, the Servicer shall deliver a written report substantially in the form of Exhibit G hereto (the "Semiannual Servicer Certificate") to the Issuer, the Commission, the applicable Trustee and the Rating Agencies.

                     (iv) Notification of Laws and Regulations. The Servicer
            shall immediately notify the Issuer, each Trustee and the Rating Agencies in writing of any Requirements of Law or Commission Regulations hereafter promulgated that have a material adverse effect on the Servicer's ability to perform its duties under this Agreement.

                     (v) Other Information. With respect to each Series of
            Storm-Recovery Bonds, upon the reasonable request of the Issuer, the Commission, the applicable Trustee, or any Rating Agency, the Servicer shall provide to the Issuer, the Commission, the applicable Trustee, or the Rating Agencies, as the case may be, any public financial information in respect of the Servicer, or any material


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            information regarding the Storm-Recovery Property to the extent it is reasonably available to the Servicer, as may be reasonably necessary and permitted by applicable Requirements of Law for the Issuer, the Commission, the applicable Trustee, or the Rating Agencies to monitor the Servicer's performance hereunder. In addition, so long as any of the Storm-Recovery Bonds of any Series are Outstanding, the Servicer shall provide to the Issuer, the Commission and to the applicable Trustee, within a reasonable time after written request therefor, any information available to the Servicer or reasonably obtainable by it that is necessary to calculate the Storm-Recovery Charges.

                     (vi) Preparation of Reports. The Servicer shall prepare
            and deliver or cause to be prepared and delivered, such additional reports as required under this Agreement, including the annual Certificate of Compliance described in Section 3.03 and the Annual Accountant's Report described in Section 3.04. In addition, the Servicer shall prepare, procure, deliver and/or file, or cause to be prepared, procured, delivered or filed, any reports, attestations, exhibits, certificates or other documents required to be delivered or filed with the SEC (or any other Governmental Authority) by the Issuer or the Sponsor under the federal securities or other applicable laws or in accordance with the Basic Documents, including, but without limiting the generality of foregoing, filing with the SEC, if applicable, a copy or copies of
            (i) the Monthly Servicer Certificates described in Section 3.01(b)(ii) (under Form 10-D or any other applicable form), (ii) the Semiannual Servicer Certificates described in Section 3.01(b)(iii) (under Form 10-D or any other applicable form), (iii) the annual statements of compliance, attestation reports and other certificates described in Section 3.03, and (iv) the Annual Accountant's Report (and any attestation required under Regulation
            AB) described in Section 3.04. In addition, the appropriate officer or officers of the Servicer shall (in its separate capacity as Servicer) sign the Sponsor's annual report on Form 10-K (and any other applicable SEC or other reports, attestations, certifications and other documents), to the extent that the Servicer's signature is required by, and consistent with, the federal securities law and/or any other applicable law.

      Section 3.02. Servicing and Maintenance Standards. On behalf of the Issuer, the Servicer shall (a) manage, service, administer and make collections in respect of the Storm-Recovery Property with reasonable care and in material compliance with applicable Requirements of Law, including all material Commission Regulations, using the same degree of care and diligence that the Servicer exercises with respect to similar assets for its own account and, if applicable, for others; (b) follow customary standards, policies and procedures for the industry in performing its duties as Servicer; (c) use reasonable efforts, consistent with its customary servicing procedures, to bill and collect the Storm-Recovery Charges; (d) calculate the Storm-Recovery Charges in accordance with the Statute and the Financing Order; (e) file UCC financing and continuation statements to create and maintain the first priority perfected security interest of the applicable Trustee in the applicable Storm-Recovery Property and use reasonable efforts to otherwise enforce and maintain the applicable Trustee's rights in respect of such Storm-Recovery Property; and (f) comply in all material respects with all applicable Requirements of Law relating to the Storm-Recovery Property. The Servicer shall follow such


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customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of all or any portion of the Storm-Recovery Property, which, in the Servicer's judgment, may include the taking of legal action at the Issuer's expense.

      Section 3.03.  Annual Reports on Compliance with Regulation AB.

      (a) The Servicer shall deliver to the Issuer, each Trustee and the Rating Agencies, on or before the earlier of (a) March 31 of each year beginning March 31, 2008 or (b) with respect to each calendar year during which the Sponsor's annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations thereunder, the date on which the annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations thereunder, certificates from an Authorized Officer of the Servicer (i) containing, and certifying as to, the statements of compliance required by Item 1123 (or any successor or similar items or rule) of Regulation AB, as then in effect, which may be in the form of Exhibit D hereto (the "Certificate of Compliance") and
(ii) containing, and certifying as to, the statements and assessment of compliance required by Item 1122(a) (or any successor or similar items or rule) of Regulation AB, as then in effect, which may be in the form of Exhibit E hereto (the "Assessment of Servicing Criteria").

      (b) The Servicer shall use commercially reasonable efforts to obtain from each other party, if any, participating in the servicing function any additional certifications as to the statements and assessment required under
Item 1122 or Item 1123 of Regulation AB to the extent required in connection with the filing of the annual report on Form 10-K; provided, however, that a failure to obtain such certifications shall not be a breach of the Servicer's duties hereunder. The parties acknowledge that the Trustee's certifications shall be limited to the Item 1122 certifications described in Exhibit B of the Indenture.

      (c) The initial Servicer, in its capacity as Sponsor, shall post on its own website or on one maintained by an Affiliate and file with or furnish to the SEC, in periodic reports and other reports as are required to be filed by the Issuer, if any, from time to time under Section 13 or Section 15(d) of the Exchange Act (to the extent permitted by and consistent with the Sponsor's obligations under applicable law), the information described in Section 3.07 of the Indenture (or any Additional Indenture) to the extent such information is reasonably available to the Sponsor. The Issuer may suspend the filing of periodic reports with the SEC to the extent permitted by Section 15(d) of the Exchange Act. The covenants of the initial Servicer, in its capacity as Sponsor, pursuant to this Section 3.03(c) shall survive the resignation, removal or termination of the initial Servicer as Servicer hereunder.

      Section 3.04.  Annual Report by Independent Public Accountants.

      (a) With respect to each Series of Storm-Recovery Bonds, the Servicer shall cause a firm of independent certified public accountants (which may provide other services to the Servicer or the Seller) to prepare, and the Servicer shall deliver to the Issuer, the Commission, the applicable Trustee and the Rating Agencies, a report addressed to the Servicer (the "Annual Accountant's Report"), which may be included as part of the Servicer's customary auditing activities, for the information and use of the Issuer, the applicable Trustee and the Rating Agencies, on or before March 31 of each year, beginning March 31, 2008 to and including the


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March 31 succeeding the Retirement Date, to the effect that such firm has performed an attestation of certain assertions made by management of the Servicer in connection with the Servicer's compliance with its obligations under this Agreement during the preceding 12 months ended December 31 (or, in the case of the first Annual Accountant's Report to be delivered on or before March 31 2008, the period of time from the date of this Agreement until December 31, 2007), identifying the results of such procedures and including any material exceptions noted. In the event such accounting firm requires the Trustee to agree or consent to the procedures performed by such firm, the Issuer shall direct the Trustee in writing to so agree; it being understood and agreed that the Trustee will deliver such letter of agreement or consent in conclusive reliance upon the direction of the Issuer, and the Trustee will not make any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

      (b) The Annual Accountant's Report shall also indicate that the accounting firm providing such report is Independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants, and shall include the attestation report required under Item 1122(b) of Regulation AB (or any successor or similar items or rule) as then in effect.

      Section 3.05. Opinions of Counsel. The Servicer shall deliver on behalf of the Issuer to the Issuer, the Commission, and to each Trustee:

            (a) promptly after the execution and delivery of this Agreement and of each Sale Agreement and of each amendment hereto or thereto, an Opinion or Opinions of Counsel either:

                  (i) to the effect that, in the opinion of such counsel, all filings under the Statute and the UCC that are necessary to perfect the interests of the Trustee under the Indenture in the Series A Storm-Recovery Property and, if applicable, any additional Trustee under any Additional Indenture in any Subsequent Storm-Recovery Property, to the extent perfection can be achieved by filing under the Statute and the UCC, have been executed and filed, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or

                  (ii) to the effect that, in the opinion of such counsel, no such action is necessary to perfect such interests; and

            (b) within 90 days after the beginning of each calendar year beginning with the first calendar year beginning more than three full calendar months after the Closing Date, an Opinion or Opinions of Counsel, dated as of a date during such 90-day period, either:

                  (i) to the effect that, in the opinion of such counsel, all filings under the Statute and the UCC that are necessary to perfect the interests of the Trustee under the Indenture in the Series A Storm-Recovery Property and, if applicable, any additional Trustee under any Additional Indenture in any Subsequent Storm-


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            Recovery Property, to the extent perfection can be achieved by filing under the Statute and the UCC, have been executed and filed and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or

                  (ii) to the effect that, in the opinion of such counsel, no such action is necessary to perfect such interests.

            (c) Each Opinion of Counsel referred to in clause (a) or (b) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to perfect, preserve and protect such interests.

                                 ARTICLE FOUR

                   SERVICES RELATED TO PERIODIC ADJUSTMENTS,
                        REMITTANCES AND RECONCILIATIONS

      Section 4.01. Periodic Adjustments. With respect to each Series of Storm-Recovery Bonds, from time to time until the Retirement Date, the Servicer shall identify the need for Periodic Adjustments and shall take reasonable action to obtain and implement such Periodic Adjustments, all in accordance with the following:

            (a) Expected Sinking Fund Schedule. The Expected Sinking Fund Schedule for the Bonds is attached hereto as Exhibit F. In connection with the issuance by the Issuer of any Additional Bonds, the Servicer, on or prior to the Series Issuance Date for any Series of any Additional Bonds, shall provide an expected sinking fund schedule relating to each such new Series of Storm-Recovery Bonds setting forth, as of each Payment Date through the Retirement Date, the aggregate amount of the Storm-Recovery Bonds of that Series, expected to be outstanding on such Payment Date.

            (b) Routine True-Up Adjustments.

                  (i) With respect to each Series of Storm-Recovery Bonds, the
            Servicer shall file a Routine True-Up Adjustment Request with the Commission substantially in the form of Exhibit B hereto (the "Routine True-Up Adjustment Request") on or before ________ and ________ of each year. For the purpose of preparing each Routine True-Up Adjustment Request, the Servicer shall: (A) update the assumptions underlying the calculation of the Storm-Recovery Charges, including electric energy volume (based upon the most recent forecasts used by the Servicer for all of its corporate purposes), the rate of charge-offs based upon the Servicer's most recent experience and estimated expenses and fees of the Issuer to the extent not fixed, in each case for the upcoming or then-current Remittance Period (as applicable); (B) calculate the Bond Revenue Requirement for such Series of Storm-Recovery Bonds upon such updated assumptions; and (C) determine the Storm-Recovery Charges to be charged during such Remittance Period (or the remainder of such Remittance Period) based upon such


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            requirements and determine the Tax Charges to be charged during such Remittance Period.

                  (ii) If the Storm-Recovery Bonds of any Series are
            Outstanding on or after the Scheduled Final Payment Date of such Series, the Servicer shall also file quarterly Routine True-Up Adjustments with the Commission, commencing, in the case of the Bonds, on _______, _______.

                  (iii) If the Storm-Recovery Bonds of any Series are
            Outstanding on or after the date that is one year before the Final Maturity Date of such Series, the Servicer shall also file monthly Routine True-Up Adjustments with the Commission commencing, in the case of the Bonds, on ______, ___.

                  (iv) The Servicer shall take reasonable actions and make
            reasonable efforts to secure any Periodic Adjustments in clauses
            (i), (ii) and (iii) above (each, a "Routine True-Up Adjustment"). Each routine true-up filing shall be made no later than sixty (60) days prior to the proposed effective date of any adjustment. If the Commission determines that there is any mathematical error in any Routine True-Up Adjustment Request, the Servicer will promptly refile a corrected Routine True-Up Adjustment Request.

            (c) Non-Routine True-Up Adjustments.

                  (A) Whenever the Servicer files for a base rate case or any other rate case which would result in a change in the allocation of responsibility for the Storm-Recovery Charge and the Tax Charges, the Servicer shall file a Non-Routine True-Up Adjustment Request with the Commission designating the adjustments to the Storm-Recovery Charge and the Tax Charges for each Series of Storm-Recovery Bonds which would result from such change of allocation, subject to the review and approval of the Commission pursuant to the Financing Order.

                  (B) The Servicer shall also request an amendment to the
            true-up adjustment formula if it deems necessary or appropriate to address any material and recurring deviation between Storm Recovery Charge Collections and the Bond Revenue Requirements, subject to the review and approval of the Commission pursuant to the Financing Order.

                  (C) A request by the Servicer under either defined in clause
            (A) or (B) hereof is known as a "Non-Routine True-Up Adjustment." A Non-Routine True-Up Adjustment may go into effect simultaneously with a Routine True-Up Adjustment.

                  (ii) The Servicer shall take reasonable actions and make
            reasonable efforts to secure any Non-Routine True-Up Adjustments.


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                  (iii) The Servicer shall implement any resulting adjustments to the true-up adjustment model and any resulting revised Storm-Recovery Charges as of the effective date of the Non-Routine True-Up Adjustment.

            (d) Notification of Adjustment Requests. Whenever the Servicer files an Adjustment Request with the Commission, the Servicer shall send a copy of such filing to the Issuer, each Trustee and the Rating Agencies concurrently therewith. If any Routine True-Up Adjustment Request does not become effective on the applicable date as provided in such filing and in accordance with the Financing Order, the Servicer shall notify the Issuer, each Trustee and the Rating Agencies by the end of the second Servicer Business Day after such applicable date.

      Section 4.02.  Limitation of Liability.

      (a) The Issuer and the Servicer expressly agree and acknowledge that:

            (i) In connection with any Periodic Adjustment, the Servicer is acting solely in its capacity as the servicing agent of the Issuer hereunder.

            (ii) Neither the Servicer nor the Issuer shall be responsible in any manner for, and shall have no liability whatsoever as a result of, any action, decision, ruling or other determination made or not made, or any delay (other than any delay resulting from the Servicer's failure to file the requests required by Section 4.01 in a timely and correct manner or other breach by the Servicer of its duties under this Agreement that materially and adversely affects the Periodic Adjustments), by the Commission in any way related to the Storm-Recovery Property or in connection with any Periodic Adjustment, the subject of any filings under Section 4.01.

            (iii) Except only to the extent that the Servicer is liable under
      Section 6.02, (A) the Servicer shall have no liability whatsoever relating to the calculation of the Storm-Recovery Charges and the adjustments thereto (including any Non-Routine True-Up Adjustment), including as a result of any inaccuracy of any of the assumptions made in such calculation regarding expected electric energy or demand usage volumes, the rate of charge-offs and estimated expenses and fees of the Issuer, so long as the Servicer has not acted in bad faith or in a grossly negligent manner in connection therewith, and (B) the Servicer shall have no liability whatsoever as a result of any Person, including the Bondholders, not receiving any payment, amount or return anticipated or expected in respect of any Storm-Recovery Bond generally.

      (b) Notwithstanding the foregoing, this Section 4.02 shall not relieve the Servicer of any liability under Section 6.02 for any misrepresentation by the Servicer under Section 6.01 or for any breach by the Servicer of its obligations under this Agreement.

      Section 4.03.  Remittances.

      (a) Subject to Section 4.03(b), the Servicer shall, on each Servicer Business Day, cause to be made a wire transfer of immediately available funds to the General Subaccount of the Collection Account in an amount equal to the Estimated Storm-Recovery Charge Payments received on each day (whether or not the day such payment is received is a Servicer Business Day), together with all Estimated Storm-Recovery Charge Payments for any prior day for which a Remittance has not previously been made, as calculated and further provided in Annex I hereto. Prior to or simultaneous with each Remittance to the General Subaccount of the Collection Account pursuant to this Section 4.03, the Servicer shall provide written notice to the applicable Trustee of each such Remittance (including the exact dollar amount to be remitted and the dates of Estimated Storm-Recovery Charge Payments to which such Remittance corresponds) in the form of Exhibit A hereto.

      (b) On or before each March 1, the Servicer shall calculate the amount of any Remittance Shortfall or Remittance Excess attributable to the two prior Remittance Periods and (A) if a Remittance Shortfall exists, the Servicer shall make a supplemental wire transfer of immediately available funds to the General Subaccount of the Collection Account on the next Servicer Business Day following such calculation in the amount of such Remittance Shortfall, or (B) if a Remittance Excess exists, the Servicer may reduce the amount of Remittances to be made to the applicable Trustee on succeeding Servicer Business Days in an amount equal to the amount of such Remittance Excess until the balance of the Remittance Excess has been reduced to zero. The Servicer shall deliver a written report setting forth in reasonable detail the calculation of any Remittance Excess or Remittance Shortfall to the Issuer, the Commission, the applicable Trustee, and the Rating Agencies.

      (c) The Servicer agrees and acknowledges that it will remit Estimated Storm-Recovery Charge Payments in accordance with this Section 4.03 without any surcharge, fee, offset, charge or other deduction except as set forth in
Section 4.03(b) or in Section 6.07(b).

      (d) The Servicer shall, prior to each Payment Date, direct the Trustee to apply all amounts on deposit in the General Subaccount of the Collection Account and any investment earnings on the Subaccounts in the Collection Account in accordance with Section 8.02(d) of the Indenture.

                                 ARTICLE FIVE

                    CUSTODY OF THE STORM-RECOVERY PROPERTY

      Section 5.01. Custody of Storm-Recovery Property Records. To assure uniform quality in servicing the Storm-Recovery Property and to reduce administrative costs, the Issuer hereby revocably appoints the Servicer, and the Servicer hereby accepts such appointment, to act as the agent of the Issuer and each Trustee as custodian of the Storm-Recovery Property Records, all of which are the sole property of the Issuer and which are hereby constructively delivered to each Trustee, as pledgee of the Issuer with respect to all Storm-Recovery Property.

      Section 5.02.  Duties of Servicer as Custodian.

      (a) Safekeeping. The Servicer shall hold the Storm-Recovery Property Records on behalf of the Issuer and each Trustee, as custodian, and shall maintain such accurate and complete accounts, records and computer systems pertaining to the Storm-Recovery Property Records as shall enable the Issuer to comply with this Agreement, the Indenture and any

Additional Indenture. In performing its duties as custodian, the Servicer shall act with reasonable care, using that degree of care and diligence that the Servicer exercises with respect to comparable assets that the Servicer services for itself or, if applicable, for others. The Servicer shall promptly report to the Issuer, the Commission and each Trustee any material failure on its part to hold the Storm-Recovery Property Records and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Issuer or any Trustee of the Storm-Recovery Property Records. The Servicer's duties to hold the Storm-Recovery Property Records on behalf of the Issuer set forth in this
Section 5.02, to the extent such Storm-Recovery Property Records have not been previously transferred to a Successor Servicer pursuant to Article Seven, shall terminate one year and one day after the earlier of the date on which
(i) the Servicer is succeeded by a Successor Servicer in accordance with Article Seven and (ii) no Storm-Recovery Bonds are Outstanding.

      (b) Maintenance of and Access to Records. The Servicer shall maintain at all times records and accounts that will clearly identify Storm-Recovery Charges as having been billed on behalf of the Issuer. The Servicer shall maintain the Storm-Recovery Property Records at _________ or at such other office as shall be specified to the Issuer, the Commission and each Trustee by written notice at least 30 days prior to any change in location. The Servicer shall make available for inspection to the Issuer, the Commission and each Trustee or their respective duly authorized representatives, attorneys or auditors the Storm-Recovery Property Records at such times during normal business hours as the Issuer, the Commission or any Trustee shall reasonably request and which do not unreasonably interfere with the Servicer's normal operations. Nothing in this Section 5.02(b) shall affect the obligation of the Servicer to observe any applicable law (including any Commission Regulations) prohibiting disclosure of information regarding the Customers, and the failure of the Servicer to provide access to such information as a result of such obligation shall not constitute a breach of this Section 5.02(b).

      (c) Release of Documents. Upon instruction from the Trustee in accordance with the Indenture, the Servicer shall release any Storm-Recovery Property Records to the Trustee, the Trustee's agent or the Trustee's designee, as the case may be, at such place or places as the Trustee may designate, as soon as practicable.

      (d) Defending Storm-Recovery Property Against Claims. To the extent not undertaken by the Seller pursuant to Section 4.08 of the Sale Agreement, the Servicer shall negotiate for the retention of legal counsel and such other experts as may be needed to institute and maintain any action or proceeding, on behalf of and in the name of the Issuer, necessary to compel performance by the Commission or the State of any of their obligations or duties under the Statute and the Financing Order, and the Servicer agrees to assist the Issuer and its legal counsel in taking such legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, as may be reasonably necessary to attempt to block or overturn any attempts to cause a repeal of, modification of or supplement to the Statute or the Financing Order, or the rights of holders of Storm-Recovery Property by legislative enactment, constitutional amendment or other means that would be adverse to Holders of the Bonds or any Series of Additional Bonds. In any proceedings related to the exercise of the power of eminent domain by any municipality to acquire a portion of FPL's electric distribution facilities, the Servicer will assert that that the court ordering such condemnation must treat such municipality as a successor to FPL under the Statute and the Financing Order. The costs of any such action shall be payable as an Operating Expense in accordance with the priorities set forth in Section 8.02(d) of the Indenture and any Additional Indenture. The Servicer's obligations pursuant to this Section 5.02 shall survive and continue notwithstanding the fact that the payment of Operating Expenses pursuant to Section 8.02 of the Indenture and any Additional Indenture may be delayed; provided, that, the Servicer is obligated to institute and maintain such action or proceedings only if it is being reimbursed on a current basis for its costs and expenses in taking such actions in accordance with Section
8.02 of the Indenture and any Additional Indenture, and is not required to advance its own funds to satisfy these obligations.

      Section 5.03. Instructions. For so long as any Storm-Recovery Bonds remain Outstanding, the Servicer shall be deemed to have received proper instructions with respect to the Storm-Recovery Property Records upon its receipt of written instructions signed by an Authorized Officer of the Trustee.

      Section 5.04. Effective Period and Termination. The Servicer's appointment as custodian shall become effective as of the Closing Date and shall continue in full force and effect until a Successor Servicer has assumed such obligations in accordance with Section 7.04.

      Section 5.05. Alternative Energy Suppliers. So long as any of the Storm-Recovery Bonds are Outstanding, the Servicer shall take reasonable efforts to assure that no AES bills or collects Storm-Recovery Charges on behalf of the Issuer unless required by applicable law or regulation and, to the extent permitted by applicable law or regulation, the Rating Agency Condition is satisfied. If an AES does bill or collect Storm-Recovery Charges on behalf of the Issuer, upon the reasonable request of the Issuer, the Commission, any Trustee, or any Rating Agency, the Servicer shall take reasonable steps to assure that such an AES provides to the Issuer, the Commission, each Trustee or the Rating Agencies, as the case may be, any public financial information in respect of such AES, or any material information regarding the Storm-Recovery Property to the extent it is reasonably available to such AES, as may be reasonably necessary and permitted by law for the Issuer, the Commission, any Trustee or the Rating Agencies to monitor such AES' performance hereunder. In addition, so long as any of the Storm-Recovery Bonds are Outstanding, Servicer will use commercially reasonable efforts to ensure that such AES provide to the Issuer and to any Trustee, within a reasonable time after written request therefor, any information available to the AES or reasonably obtainable by it that is necessary to calculate the Storm-Recovery Charges.

                                  ARTICLE SIX

                                 THE SERVICER

      Section 6.01. Representations and Warranties of Servicer. The Servicer makes the following representations and warranties as of the Series Issuance Date for the applicable Series of Storm-Recovery Bonds, on which the Issuer and the Commission (for the benefit of the Customers) have relied and will rely in acquiring and authorizing the acquisition of the Storm-Recovery Property applicable to such Series of Storm-Recovery Bonds and in entering into or in authorizing this Agreement or any amendment hereto. The representations and warranties shall survive the execution and delivery of this Agreement, the sale of any of the Storm-Recovery Property to the Issuer and the pledge thereof to the applicable Trustee pursuant to the Indenture or any Additional Indenture; provided, however, that such representations and warranties shall cease to be in effect with respect to the Issuer one year following the repayment or redemption of all of the Storm-Recovery Bonds of such Series.

            (a) Organization and Good Standing. The Servicer is a corporation duly organized and in good standing or equivalent status under the laws of the state of its incorporation, with the corporate power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted and to execute, deliver and carry out the terms of this Agreement, and has the power, authority and legal right to service the Storm-Recovery Property.

            (b) Due Qualification. The Servicer is duly qualified to do business as a foreign corporation in good standing or equivalent status, and has obtained all necessary licenses and approvals in, all foreign jurisdictions, in which the ownership or lease of property or the conduct of its business (including the servicing of the Storm-Recovery Property as required by this Agreement) requires such qualifications, licenses or approvals (except where the failure to so qualify and obtain such licenses and approvals would not be reasonably likely to have a material adverse effect on the Servicer's business, operations, assets, revenues, properties or prospects or materially and adversely affect the servicing of the Storm-Recovery Property).

            (c) Power and Authority. The Servicer has the corporate power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by the Servicer by all necessary corporate action.

            (d) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms subject to bankruptcy, receivership, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

            (e) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the Mortgage and Deed of Trust, the articles of incorporation or by-laws of the Servicer, or any other material indenture, agreement or other instrument to which the Servicer is a party or by which it is bound; or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (except as contemplated in the Indenture and as set forth in Section 4.02 of the Sale Agreement); or violate any law or any order, rule or regulation applicable to the Servicer of any Governmental Authority having jurisdiction over the Servicer or its properties in any material respect.

            (f) Approvals. Except for filings with the Commission pursuant to
      Article IV of this Agreement, the storm-recovery property notice under the Statute with the Florida Secured Transaction Registry, filings of any financing statements or continuation statements under the UCC and filings with the SEC or other Governmental Authorities pursuant to this Agreement, no approval, authorization, consent, order or other action of, or filing with, any Governmental Authority is required in connection with the execution and delivery by the Servicer of this Agreement, the performance by the Servicer of the transactions contemplated hereby or the fulfillment by the Servicer of the terms hereof, except those that have been obtained or made.

            (g) No Proceedings. Except as set forth in Exhibit H, to the Servicer's knowledge, there are no proceedings or investigations pending or threatened against the Servicer before any Governmental Authority having jurisdiction over the Servicer or its properties:

                  (i) seeking to prevent the issuance of such Series of
            Storm-Recovery Bonds or the consummation of any of the transactions contemplated by this Agreement or any of the other Basic Documents or, if applicable, any Additional Indenture or Subsequent Sale Agreement;

                  (ii) seeking any determination or ruling that might
            materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability against the Servicer of, this Agreement or any of the other Basic Documents or, if applicable, any Additional Indenture or Subsequent Sale Agreement; or

                  (iii) relating to the Servicer and which might materially
            and adversely affect the federal or state income, gross receipts or franchise tax attributes of the Storm-Recovery Bonds.

            (h) Reports and Certificates. Each report and certificate delivered in connection with any filing made to the Commission by the Servicer on behalf of the Issuer with respect to the Storm-Recovery Charges or Periodic Adjustments will constitute a representation and warranty by the Servicer that each such report or certificate, as the case may be, is true and correct in all material respects. To the extent that any such report or certificate is based in part upon or contains assumptions, forecasts or other predictions of future events, the representation and warranty of the Servicer with respect thereto will be limited to the representation and warranty that such assumptions, forecasts or other predictions of future events are reasonable based upon historical performance and the facts known to the Servicer on the date such report or certificate is delivered.

      Section 6.02.  Indemnities of Servicer; Release of Claims.

      (a) The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement.

      (b) The Servicer shall indemnify the Indemnified Persons, and defend and hold harmless each such Indemnified Person from and against, any and all Losses that may be imposed upon, incurred by or asserted against any such Indemnified Person as a result of:

            (i) the Servicer's willful misconduct, bad faith or gross negligence that results in a Servicer Default; and

            (ii) the Servicer's material breach of any of its representations or warranties in this Agreement that results in a Servicer Default;

Notwithstanding the foregoing, the Servicer shall not be liable for any Losses resulting from the willful misconduct, bad faith or gross negligence of any Indemnified Person or resulting from a breach of a representation or warranty made by such Indemnified Person in any of the Basic Documents or, if applicable, any Additional Indenture or Subsequent Sale Agreement that gives rise to the Servicer's breach.

      Promptly after receipt by an Indemnified Person of notice of its involvement in any action, demand, proceeding or investigation, such Indemnified Person shall, if a claim for indemnification in respect thereof is to be made against the Servicer under this Section 6.02, notify the Servicer in writing of such involvement. Failure by an Indemnified Person to so notify the Servicer shall relieve the Servicer from the obligation to indemnify and hold harmless such Indemnified Person under this Section 6.02 only to the extent that the Servicer has actually been prejudiced as a result of such failure. With respect to any action, proceeding or investigation brought by a third party for which indemnification may be sought under this Section 6.02, the Servicer shall be entitled to assume the defense of any such action, proceeding or investigation. Upon assumption by the Servicer of the defense of any such action, proceeding or investigation, the Indemnified Person shall have the right to participate in such action or proceeding and to retain its own counsel (including local counsel), and the Servicer shall bear the reasonable fees, costs and expenses of such separate counsel. The Indemnified Person shall not settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought under this Section 6.02 (whether or not the Servicer is an actual or potential party to such claim or action) unless the Servicer agrees in writing to such settlement, compromise or consent and such settlement, compromise or consent includes an unconditional release of the Servicer from all liability arising out of such claim, action, suit or proceeding.

      (c) The Servicer shall indemnify each Trustee and its respective officers, directors and agents for, and defend and hold harmless each such Person from and against, any and all Losses that may be imposed upon, incurred by or asserted against any such Person as a result of the acceptance or performance of the trusts and duties contained herein and in the Indenture, except to the extent that any such Loss is due to the willful misconduct, bad faith or gross negligence of such Trustee. The foregoing indemnity is extended to each Trustee solely in its individual capacity and not for the benefit of the Bondholders or any other Person. Such amounts with respect to any Trustee shall be deposited and distributed in accordance with the Indenture or Additional Indenture as applicable.

      (d) The Servicer shall indemnify the Commission, on behalf of the Customers, to the extent Customers incur Losses associated with higher servicing fees payable to a Successor Servicer as a result of the Servicer's negligence, misconduct, or termination of this Agreement for cause. Further, if the Servicer remains an entity subject to the Commission's regulatory authority as a public utility (or otherwise for ratemaking purposes), the Servicer hereby acknowledges and agrees that the Commission, subject to the outcome of an appropriate Commission proceeding, may take such action as the Commission deems necessary or appropriate under its regulatory authority to require the Servicer to make Customers whole for any Losses they incur in connection with the failure of any material representation, or warranty by the Servicer under this Agreement, or by reason of the Servicer's bad faith, willful misconduct, or failure to conduct itself prudently as may be determined by the Commission, including without limitation Losses attributable to higher Storm-Recovery Charges imposed on Customers by reason of additional Operating Expenses. The Servicer hereby acknowledges and agrees that such action by the Commission may include, but is not limited to, adjustments to the Servicer's other regulated rates and charges or credits to Customers. If the Servicer does not remain, or is not, subject to the Commission's regulatory authority as a public utility (or otherwise for ratemaking purposes), such Servicer shall indemnify the Commission, on behalf of the Customers, for any Losses incurred by Customers by reason of the Servicer's negligence, misconduct, or termination for cause, including without limitation Losses attributable to higher Storm-Recovery Charges imposed on Customers by reason of additional Operating Expenses. The Servicer's indemnification under this Section 6.02(d) shall survive the termination of this Agreement, and any amounts paid with respect thereto shall be remitted and deposited with the Indenture Trustee for deposit in the Collection Account, unless otherwise directed by the Commission. Notwithstanding anything to the contrary in this Agreement or in any other Basic Document, so long as any Storm-Recovery Bonds are Outstanding, any indemnity payments to the Commission (for the benefit of Customers) pursuant to this Section 6.02(d) shall be promptly remitted to the Trustee for deposit in the applicable Collection Account.

      (e) The Servicer's indemnification obligations under Section 6.02(b) and
(c) for events occurring prior to the removal or resignation of the applicable Trustee or the termination of this Agreement shall survive the resignation or removal of the applicable Trustee or the termination of this Agreement and shall include reasonable costs, fees and expenses of investigation and litigation (including the Issuer's and the applicable Trustee's reasonable attorneys' fees and expenses actually incurred).

      (f) Except to the extent expressly provided for in the Basic Documents or, if applicable, any Additional Indenture or Subsequent Sale Agreement (including the Servicer's claims with respect to the Servicing Fees and the Seller's claim for payment of the purchase price of the Storm-Recovery Property applicable thereto), the Servicer hereby releases and discharges the Released Parties from any and all actions, claims and demands whatsoever which the Servicer shall or may have against any such Released Party relating to the Storm-Recovery Property or the Servicer's activities with respect thereto other than any actions, claims and demands arising out of the willful misconduct, bad faith or gross negligence of the Released Parties.

      Section 6.03. Merger or Other Succession to, and Assumption of, the Obligations of the Servicer. Any Person:

      (a) into which the Servicer may be merged or consolidated and which succeeds to all or the major part of the electric distribution business of the Servicer,

      (b) which results from the division of the Servicer into two or more Persons and which succeeds to all or the major part of the electric distribution business of the Servicer,

      (c) which may result from any merger or consolidation to which the Servicer shall be a party and which succeeds to all or the major part of the electric distribution business of the Servicer,

      (d) which may succeed to the properties and assets of the Servicer substantially as a whole and which succeeds to all or the major part of the electric distribution business of the Servicer, or

      (e) which may otherwise succeed to all or the major part of the electric distribution business of the Servicer, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Servicer under this Agreement, shall be a Successor Servicer hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however that:

            (i) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 6.01 shall have been breached and no Servicer Default, and no event that, after notice or lapse of time, or both, would become a Servicer Default, shall have occurred and be continuing;

            (ii) the Servicer shall have delivered to the Issuer, the Commission, each Trustee and the Rating Agencies an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger, reorganization or succession and such agreement of assumption comply with this Section 6.03 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with;

            (iii) the Servicer shall have delivered to the Issuer, each Trustee, the Commission and the Rating Agencies an Opinion of Counsel stating that, in the opinion of such counsel, either:

                  (A) all filings to be made by the Servicer, including
            filings under the Statute and the UCC, that are necessary fully to preserve and protect the interests of the applicable Trustee in the applicable Storm-Recovery Property have been executed and filed and reciting the details of such filings, or

                  (B) no such action is necessary to preserve and protect such interests; and

            (iv) the Rating Agencies shall have received prior written notice of such transaction;

The Servicer shall not consummate any transaction referred to in clauses (a),
(b), (c), (d) or (e) above except upon execution of the above-described agreement of assumption and compliance with subclauses (i), (ii), (iii), and (iv) of clause (e) above. When any Person acquires the properties and assets of the Servicer substantially as a whole and becomes the successor to the Servicer in accordance with the terms of this Section 6.03, then upon the satisfaction of all of the other conditions of Section 5.04 and of this Section 6.03, the Servicer shall automatically and without further notice be released from its obligations hereunder.

      Section 6.04. Assignment of Servicer's Obligations. The Servicer may not assign its obligations hereunder to any successor unless either (i) the Rating Agency Condition has been satisfied and the Commission has approved such assignment, or (ii) the Servicer is replaced by a Successor Servicer pursuant to Section 6.03.

      Section 6.05. Limitation on Liability of Servicer and Others. (a) The Servicer shall not be liable to the Issuer or any Trustee, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, this provision shall not protect the Servicer against any liability that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties under this Agreement; and provided further that nothing in this Section 6.05 shall limit the Servicer's liabilities or obligations of the Servicer to indemnify set forth in Section 6.02 of this Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on the advice of counsel reasonably acceptable to each Trustee or on any document of any kind, prima facie properly executed and submitted by any Person, respecting any matters arising under this Agreement.

      (b) The Servicer acknowledges that the Commission has authority to enforce all provisions of this Agreement for the benefit of Customers, including without limitation the enforcement of Section 6.02(d).

      (c) Except as provided in this Agreement, including without limitation
Section 6.02(d), the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action except as directly related to one of the Servicer's enumerated duties in this Agreement or related to its obligation to pay indemnification.

      Section 6.06. FPL Not To Resign as Servicer. Subject to the provisions of Sections 6.03 and 6.04, FPL shall not resign from the obligations and duties imposed on it as Servicer under this Agreement except upon a determination that the performance of its duties under this Agreement shall no longer be permissible under applicable Requirements of Law. Notice of any such determination permitting the resignation of FPL shall be communicated to the Issuer, the Commission, each Trustee and each Rating Agency at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time), and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Issuer, the Commission and each Trustee concurrently with or promptly after such notice. No such resignation shall become effective until a Successor Servicer has been approved by the Commission and has assumed the servicing obligations and duties hereunder of the Servicer in accordance with
Section 7.04.

      Section 6.07.  Servicing Fee.

      (a) In consideration for its services hereunder, until the Retirement Date, the Servicing Fee for each Series of Storm-Recovery Bonds shall be [0.05% of the initial Principal Balance of such Series of Storm-Recovery Bonds] [$_____] per annum payable by the Issuer in semiannual installments in arrears on each Payment Date pursuant to Section 8.02(d)(iii) of the Indenture. Upon appointment of a Successor Servicer, the percentage set forth in the preceding sentence shall be adjusted to the market rate for such services at such time, provided that the percentage shall not exceed 0.6% of the initial Principal Balance of each series of Storm-Recovery Bonds, unless the Commission has approved the appointment of the Successor Servicer or the Commission does not act to either approve or disapprove such appointment on or before the date which is 45 days after notice of the proposed appointment of the Successor Servicer is provided to the Commission in the same manner substantially as provided in Section 8.01(b)(i). Any portion of the Servicing Fee not paid on any Payment Date shall be added to the Servicing Fee payable on the subsequent Payment Date.

      (b) The Servicer and the Issuer acknowledge and agree that the Servicer's actual collections of Storm Bond Repayment Charges on some days might exceed the Servicer's deemed collections, and that the Servicer's actual collections of Storm Bond Repayment Charges on other days might be less than the Servicer's deemed collections. The Servicer and the Issuer further acknowledge and agree that the amount of these variances are likely to be small and are not likely to be biased in favor of over-remittances or under-remittances. Consequently, so long as the Servicer faithfully makes all daily remittances based on historical average days sales outstanding, as provided for herein, the Servicer and the Issuer agree that no actual or deemed investment earnings shall be payable in respect of such over-remittances or under-remittances. However, the Servicer shall remit at least annually to the Trustee, for the benefit of the Issuer, any late charges received from Customers in respect of Storm Bond Repayment Charges.

      (c) The parties hereto agree that the foregoing fees constitute a fair and reasonable price for the obligations to be performed by the Servicer and that such compensation, together with expenses paid pursuant to Section 6.08, shall constitute an Operating Expense under the Indenture.

      Section 6.08. Servicer Expenses. Except for filing fees and fees and expenses for attorneys, accountants, printing or other professional services retained by the Issuer (or procured by the Servicer on behalf of the Issuer) to meet the Issuer's obligations under the Basic Documents and, if applicable, any Additional Indenture or Subsequent Sale Agreement, the Servicer shall be required to pay all expenses incurred by the Servicer in performing its activities hereunder. Upon requisition to the Trustee and in accordance with the priorities set forth in Section 8.02(d) of the Indenture and any Additional Indenture, the Servicer may recover filing fees and fees and expenses for attorneys, accountants, or other professional services as an Operating Expense (in addition to the Servicing Fee specified in Section 6.07) provided such services are customarily required, and provided in support of the duties and activities of the Servicer set forth in this Agreement and the terms of such arrangements are negotiated by the Servicer in good faith.

      Section 6.09. Subservicing. The Servicer may at any time appoint one or more subservicers to perform all or any portion of its obligations as Servicer hereunder subject to the Rating Agency Condition unless such subservicer is an Affiliate of the Servicer. The Servicer shall notify the Rating Agencies of any appointment of an Affiliate of the Servicer as a subservicer. The Servicer shall remain obligated and be liable to the Issuer, each Trustee and the Bondholders for the servicing and administering of the Storm-Recovery Property in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Storm-Recovery Property. The fees and expenses of each subservicer shall be as agreed between the Servicer and its subservicer from time to time, and none of the Issuer, the Customers, any Trustee or the Bondholders shall have any responsibility therefor. Any such appointment shall not constitute a Servicer resignation under Section 6.06. In the event any subservicer participates in the "servicing function" within the meaning of Item 1122 of Regulation AB, the Servicer shall be responsible for obtaining from each subservicer and delivering to the Issuer any assessment of compliance and attestation required to be delivered by the Servicer under
Section 3.04(a)(iv).

      Section 6.10. No Servicer Advances. The Servicer shall not make any advances of Interest on or Principal of any Series of Storm-Recovery Bonds.

      Section 6.11. Protection of Title. The Servicer shall take such actions and execute and file such filings and cause to be executed and filed such filings, all in such manner and in such places as may be required by law to fully preserve, maintain and protect the interests of the Issuer and each Trustee in the Storm-Recovery Property, including all filings required under the Statute and the UCC relating to the transfer of ownership of the Storm-Recovery Property by the Seller to the Issuer or the security interest granted by the Issuer to each Trustee in the applicable Storm-Recovery Property. The Servicer shall deliver (or cause to be delivered) to the Issuer and the Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

                                 ARTICLE SEVEN

                                    DEFAULT

      Section 7.01. Servicer Default. If any one of the following events (each, a "Servicer Default") shall occur and be continuing:

            (a) any failure by the Servicer to remit to the applicable Trustee, on behalf of the Issuer, any funds actually collected as part of the Storm-Recovery Property and required to be remitted pursuant to
      Section 4.03 with respect to any Series of Storm-Recovery Bonds that continues unremedied for a period of five Business Days after written notice of such failure is received by the Servicer and the Commission from the Issuer or the applicable Trustee; or

            (b) any failure by the Servicer duly to observe or perform in any material respect any other covenant or agreement of the Servicer set forth in this Agreement, which failure:

                  (i) materially and adversely affects the Storm-Recovery
            Property or the rights of the Bondholders, and

                  (ii) continues unremedied for a period of 60 days after
            written notice of such failure has been given to the Servicer by the Issuer, the Commission or by the applicable Trustee or after discovery of such failure by an officer of the Servicer; or

            (c) any representation or warranty made by the Servicer in this Agreement proves to have been incorrect when made, which has a material adverse effect on the Issuer or the Bondholders and which material adverse effect continues unremedied for a period of 60 days after the date on which written notice thereof has been given to the Servicer by the Issuer, the Commission or the applicable Trustee or after discovery of such failure by an officer of the Servicer, as the case may be; or

            (d) an Insolvency Event occurs with respect to the Servicer;

then, and in each and every case, so long as the Servicer Default shall not have been remedied, the Trustee shall, at the direction of the Holders of a majority of the Outstanding Amount of the Storm-Recovery Bonds of any Series or by the Commission, by notice then given in writing to the Servicer (a "Termination Notice"), terminate all the rights and obligations (other than the indemnification obligations set forth in Section 6.02 and the obligation under Section 7.04 to continue performing its functions as Servicer until a Successor Servicer is appointed) of the Servicer under this Agreement. In addition, upon a Servicer Default, the Issuer and the applicable Trustee shall be entitled to apply to the Commission or any court of competent jurisdiction for sequestration and payment to the applicable Trustee of revenues arising with respect to the applicable Storm-Recovery Property. The Trustee shall not give a Termination Notice upon instruction of the Commission unless the Rating Agency Condition is satisfied.

      On or after the receipt by the Servicer of a Termination Notice, all authority and power of the Servicer under this Agreement, whether with respect to the Storm-Recovery Property, the related Storm-Recovery Charges or otherwise, shall, upon appointment of a Successor Servicer pursuant to Section 7.04, without further action, pass to and be vested in such Successor Servicer and, without limitation, each Trustee is hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such Termination Notice, whether to complete the transfer of the Storm-Recovery Property Records and related documents, or otherwise. The predecessor Servicer shall cooperate with the Successor Servicer, each Trustee and the Issuer in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the Successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for remittance, or shall thereafter be received by it with respect to the Storm-Recovery Property or the related Storm-Recovery Charges. As soon as practicable after receipt by the Servicer of such Termination Notice, the Servicer shall deliver the Storm-Recovery Property Records to the Successor Servicer. All reasonable costs and expenses (including attorneys fees and expenses) incurred in connection with transferring the Storm-Recovery Property Records to the Successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section 7.01 shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses. Termination of FPL as Servicer shall not terminate FPL's rights or obligations under the Sale Agreement or any other Basic Document to which FPL is a party.

      Section 7.02. Notice of Servicer Default. The Servicer shall deliver to the Issuer, the Commission, each Trustee and each Rating Agency promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, in an Officer's Certificate of any event or circumstance which, with the giving of notice or the passage of time, would become a Servicer Default under Section 7.01.

      Section 7.03. Waiver of Past Defaults. The applicable Trustee, with the written consent of the Commission and the consent of the Holders of the majority of the Outstanding Amount of the Storm-Recovery Bonds of all Series, may waive in writing any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required Remittances to the applicable Trustee in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

      Section 7.04.  Appointment of Successor.

      (a) Upon the Servicer's receipt of a Termination Notice pursuant to
Section 7.01 or the Servicer's resignation in accordance with the terms of this Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement and shall be entitled to receive the requisite portion of the Servicing Fees, until a Successor Servicer has assumed in writing the obligations of the Servicer hereunder pursuant to an assumption agreement or pursuant to this Section 7.04. In the event of the Servicer's removal or resignation hereunder, the Trustee(s), as assignee(s) of the Issuer, at the direction of Holders of a majority of the Outstanding Amount of the Storm-Recovery Bonds of all Series or of the Commission, shall appoint a Successor Servicer, and the Successor Servicer shall accept its appointment by a written assumption in form acceptable to the Issuer and the Trustee. If, within 30 days after the delivery of the Termination Notice, a Successor Servicer has not been appointed and accepted such appointment, the Trustee, at the direction of the Holders of not less than a majority of the Outstanding Amount of the Bonds, shall petition the Commission or a court of competent jurisdiction to appoint a Successor Servicer under this Agreement. A Person shall qualify as a Successor Servicer only if:

            (i) such Person is permitted to perform the duties of the Servicer pursuant to the Statute, the Commission Regulations, the Financing Order and this Agreement;

            (ii) the Rating Agency Condition has been satisfied;

            (iii) such Person enters into a servicing agreement or agreements with the Issuer and FPL having substantially the same provisions as this Agreement, and additionally providing for such Person to service the Tax Charges for the benefit of FPL; and

            (iv) if applicable, its compensation is approved or acquiesced to by the Commission pursuant to Section 6.07(a) hereof.

      (b) Upon appointment, the Successor Servicer shall be the successor in all respects to the predecessor Servicer under this Agreement and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Servicer and shall be entitled to the Servicing Fee and all the rights granted to the predecessor Servicer by the terms and provisions of this Agreement.

      (c) The Successor Servicer may resign only if it is prohibited from serving as such by applicable law.

      Section 7.05. Cooperation with Successor. The Servicer covenants and agrees with the Issuer that it will, on an ongoing basis, cooperate with the Successor Servicer and provide whatever information is, and take whatever actions are, reasonably necessary to assist the Successor Servicer in performing its obligations hereunder.

                                 ARTICLE EIGHT

                           MISCELLANEOUS PROVISIONS

      Section 8.01.  Amendment.

      (a) Subject to Section 8.01(b), this Agreement may be amended by the Servicer and the Issuer, with the consent of each Trustee and the satisfaction of the Rating Agency Condition. Promptly after the execution of any such amendment or consent, the Issuer shall furnish written notification of the substance of such amendment or consent to each of the Rating Agencies. Prior to the execution of any amendment to this Agreement, the Issuer and each Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the Opinion of Counsel referred to in Section 3.06. Subject to Section 8.01(b), the Issuer and each Trustee may, but shall not be obligated to, enter into any such amendment which affects their own rights, duties or immunities under this Agreement or otherwise.

      (b) Notwithstanding anything to the contrary in this Section 8.01, no amendment or modification of this Agreement, nor any waiver required by
Section 7.03 hereof, shall be effective except upon satisfaction of the conditions precedent in this paragraph (b).

            (i) At least 15 days prior to the effectiveness of any such amendment or modification and after obtaining the other necessary approvals set forth in Section 8.01(a) (except that the consent of each Trustee may be subject to the consent of Bondholders if such consent is required or sought by the Trustee in connection with such amendment or modification) or prior to the effectiveness of any waiver of a default approved by the Holders of a majority of the Outstanding Amount of Bonds of all Series as provided in Section 7.03, the Servicer shall have delivered to the Commission's executive director and general counsel written notification of any proposed amendment, which notification shall contain:

                  (A) a reference to Docket No. 060038-EI;

                  (B) an Officer's Certificate stating that the proposed
            amendment or modification has been approved by all parties to this Agreement or alternatively, the waiver of default has been approved by the Holders of a majority of the Outstanding Amount of Bonds of all Series; and

                  (C) a statement identifying the person to whom the
            Commission is to address any response to the proposed amendment or to request additional time.

            (ii) If the Commission or an authorized representative of the Commission, within 15 days (subject to extension as provided in clause
      (iii)) of receiving a notification complying with subparagraph (i), shall have delivered to the office of the person specified in clause
      (i)(C) a written statement that the Commission might object to the proposed amendment or modification, or to the waiver of default, then, subject to clause (iv) below, such proposed amendment or modification, or the waiver of default, shall not be effective unless and until the Commission subsequently delivers a written statement that it does not object to such proposed amendment or modification.

            (iii) If the Commission or an authorized representative of the Commission, within 15 days of receiving a notification complying with subparagraph (i), shall have delivered to the office of the person specified in clause (i)(C) a written statement requesting an additional amount of time not to exceed thirty days (or, in the case of a waiver of default, 15 days) in which to consider such proposed amendment or modification, then such proposed amendment or modification shall not be effective if, within such extended period, the Commission shall have delivered to the office of the person specified in clause (i)(C) a written statement as described in subparagraph (ii), unless and until the Commission subsequently delivers a written statement that it does not object to such proposed amendment or modification.

            (iv) If (A) the Commission or an authorized representative of the Commission, shall not have delivered written notice that the Commission might object to such proposed amendment or modification, or the waiver of default, within the time periods described in subparagraphs (ii) or
      (iii), whichever is applicable, or (B) the Commission or authorized representative of the Commission, has delivered such written notice but does not within 60 days of the delivery of the notification in (a) above, provide subsequent written notice confirming that it does in fact object and the reasons therefore or advise that it has initiated a proceeding to determine what action it might take with respect to the matter, then the Commission shall be conclusively deemed not to have any objection to the proposed amendment or modification or waiver of default, as the case may be, and such amendment or modification or waiver of default, as the case may be, may subsequently become effective upon satisfaction of the other conditions specified in Section 8.01(a).

            (v) Following the delivery of a statement from the Commission or an authorized representative of the Commission to the Servicer under subparagraph (ii), the

      Servicer and the Issuer shall have the right at any time to withdraw from the Commission further consideration of any proposed amendment, modification or waiver of default.

      (c) For the purpose of this Section 8.01, an "authorized representative of the Commission" means any person authorized to act on behalf of the Commission, as evidenced by an Opinion of Counsel (which may be the general counsel) to the Commission.

      Section 8.02.  Maintenance of Accounts and Records.

      (a) The Servicer shall maintain accounts and records as to the Storm-Recovery Property accurately and in accordance with its standard accounting procedures.

      (b) The Servicer shall permit each Trustee and its agents at any time during normal business hours, upon reasonable notice to the Servicer and to the extent it does not unreasonably interfere with the Servicer's normal operations, to inspect, audit and make copies of and abstracts from the Servicer's records regarding the Storm-Recovery Property and the Storm-Recovery Charges. Nothing in this Section 8.02(b) shall affect the obligation of the Servicer to observe any applicable law (including any Commission Regulation) prohibiting disclosure of information regarding the Customers, and the failure of the Servicer to provide access to such information as a result of such obligation shall not constitute a breach of this Section 8.02(b).

      Section 8.03. Notices. Unless otherwise specifically provided herein, all notices, directions, consents and waivers required under the terms and provisions of this Agreement shall be in English and in writing, and any such notice, direction, consent or waiver may be given by United States first-class mail, reputable overnight courier service, facsimile transmission or electronic mail (confirmed by telephone, United States first-class mail or reputable overnight courier service in the case of notice by facsimile transmission or electronic mail) or any other customary means of communication, and any such notice, direction, consent or waiver shall be effective when delivered or transmitted, or if mailed, five days after deposit in the United States first-class mail with proper postage for first-class mail prepaid,

            (a) in the case of the Servicer, at Florida Power & Light Company at 700 Universe Boulevard, Juno Beach, Florida 33408, Attention:
      Treasurer.

            (b) in the case of the Issuer, at FPL Recovery Funding, LLC, 700 Universe Boulevard, Juno Beach, Florida 33408, Attention: [Treasurer];

            (c) in the case of the Trustee, at the address provided for notices or communications to the Trustee in the Indenture;

            (d) in the case of Moody's, at Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007;

            (e) in the case of Standard & Poor's, to Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041, Attention: Asset Backed Surveillance Department; and

            (f) in the case of Fitch, at Fitch, Ratings Inc., 1 State Street Plaza, New York, New York 10004, Attention: ABS Surveillance;

            (g) in the case of the Commission, Florida Public Services Commission, 2450 Shumard Oak Blvd., Tallahassee, Florida, 32399-0850,
      Attention: [Executive Director and General Counsel];

or, as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

      Section 8.04. Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Servicer, the Issuer, the Commission, on behalf of itself and Customers, and each Trustee, on behalf of itself and the applicable Bondholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in any Collateral or under or in respect of this Agreement or any covenants, conditions or provisions contained herein. Notwithstanding anything to the contrary contained herein, for the avoidance of doubt, any right, remedy or claim to which any Customer may be entitled pursuant to the Financing Order and this Agreement may be asserted or exercised only by the Commission for the benefit of such Customer.

      Section 8.05. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      Section 8.06. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

      Section 8.07. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

      Section 8.08. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA, WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

      Section 8.09.  Assignment to the Trustee.

      (a) The Servicer hereby acknowledges and consents to any pledge, assignment and grant of a security interest by the Issuer to the Trustee pursuant to the Indenture or any Trustee pursuant to any Additional Indenture, for the benefit of the applicable Bondholders and the Trustee, of all right, title and interest of the Issuer in, to and under the Storm-Recovery Property owned by the Issuer and the proceeds thereof and the assignment of any or all of the Issuer's rights hereunder to such Trustee or Trustees.

      (b) In no event shall any Trustee have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

      (c) The Trustee, in acting hereunder, is entitled to all rights, benefits, protections, immunities and indemnities accorded to it under the Indenture.

      Section 8.10. Nonpetition Covenants. Notwithstanding any prior termination of this Agreement, the Indenture or any Additional Indenture, the Servicer hereby covenants and agrees that it shall not, prior to the date which is one year and one day after the termination of the Indenture and any Additional Indenture and the payment in full of the Storm-Recovery Bonds and any other amounts owed under the Indenture or any Additional Indenture, including any amounts owed to third-party credit enhancers, acquiesce in, petition or otherwise invoke or cause the Issuer to invoke the process of any Governmental Authority the purpose of commencing or sustaining an involuntary case against the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of the property of the Issuer, or ordering the winding up or liquidation of the affairs of the Issuer.

      Section 8.11. Termination. This Agreement shall terminate when all Series of Storm-Recovery Bonds have been retired, redeemed or legally defeased in full in accordance with the Indenture and, if applicable, any Additional Indenture. Notwithstanding the foregoing, the Servicer's obligations under
Section 6.02(c) and Section 6.02(d) to indemnify the Trustee and the Commission, on behalf of Customers, shall survive termination of this Agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this Storm-Recovery Property Servicing Agreement to be duly executed by their respective officer as of the day and year first above written.

                                    FPL RECOVERY FUNDING LLC,
                                      as Issuer



                                    By:  _____________________________________
                                         Name:
                                         Title:


                                    FLORIDA POWER & LIGHT COMPANY,
                                         as Servicer



                                    By:  _____________________________________
                                         Name:
                                         Title:


ACKNOWLEDGED AND ACCEPTED:



THE BANK OF NEW YORK,
as Trustee



By:  __________________________________
     Name:
     Title:

                                                                     EXHIBIT A

                     FORM OF DAILY REMITTANCE CERTIFICATE


      Pursuant to Section 3.01(b)(i) of the Storm-Recovery Property Servicing Agreement, dated as of __________, 2007 (the "Agreement"), between FLORIDA POWER & LIGHT COMPANY as servicer (the "Servicer"), and FPL RECOVERY FUNDING LLC, the Servicer does hereby certify as follows:

      Capitalized terms used herein have their respective meanings as set forth in the Agreement. References herein to certain sections and subsections are references to the respective sections of the Agreement.

      In accordance with Section 4.03(a) of the Agreement, the Servicer will remit to the Trustee for deposit in the Collection Account, on a daily basis, an amount equal to the product of the Billed Storm-Recovery Charges for a particular billing date multiplied by one hundred percent less the Estimated Charge-Off Percent. Such product shall constitute the amount of the Estimated Storm-Recovery Charge Payments. Such amount shall be deemed to have been received by the Servicer on the day (the "Deemed Receipt Day") based upon the Weighted Average Days Outstanding, i.e., Estimated Storm-Recovery Charge Payments will be deemed to be received on the day which is the Weighted Average Days Outstanding plus one following the billing date and such Estimated Storm-Recovery Bond Charges shall be remitted on such Deemed Receipt Day, or if such day is not a Servicer Business Day, on the next Servicer Business Day, together with any Estimated Storm-Recovery Bond Charges for which remittances have not been made.

           Billing Date                                  __/__/__
           Deemed Receipt Day                            __/__/__
           Remittance Date                               __/__/__
           Billed Storm Recovery Charges                $__________
           100% - Estimated Charge-Off Percent               _____%
           Estimated Storm-Recovery Charge Payments     $__________

      IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Daily Remittance Certificate this _____ day of __________.




By:  __________________________________
     Name:
     Title:

                                                                     EXHIBIT B

            FORM OF ROUTINE (BI-ANNUAL) TRUE-UP ADJUSTMENT REQUEST

DATE:
Executive Secretary
Florida Public Service Commission
2540 Shumard Oak Blvd.
Tallahassee, FL 32399-0850

Re: Docket No. _______

Dear __________________:

      As required by Section 366.8260(2)(b) of Florida Statutes ss.ss. 366.8260(1) through and including 366.8260(11) and pursuant to the Order issued after rehearing on July 21, 2006 in Docket No. 060038-EI ("Financing Order"), Florida Power & Light Company ("Company") as Servicer (or any Successor Servicer) of the Senior Secured Bonds, Series A ("Bonds"), and on behalf of ___________ (the "Trustee") under the Indenture, dated as of ________, 2007 between FPL Recovery Funding LLC (the "Issuer") and the Trustee, as assignee of the Issuer, hereby requests an adjustment to the storm recovery bond repayment charges ("Storm-Recovery Charges") and the storm recovery bond tax charges (the "Tax Charges").

      This proposed adjustment is intended to satisfy Section 366.8260(2)(b) and the Financing Order by ensuring that the Storm-Recovery Charges will recover amounts sufficient to timely provide all payments of debt service and other required amounts and charges in connection with the Bonds during the upcoming Remittance Period. The proposed adjustments to the Tax Charges will ensure recovery of the associated tax liability for the related Storm-Recovery Charges.

      Using the formula approved by the Florida Public Service Commission in the Financing Order, this filing modifies the variables used in the Storm-Recovery Charges and provides the resulting adjusted Storm-Recovery Charges and Tax Charges. Attachments A-1 and A-2 show the resulting values of the Storm-Recovery Charges and Tax Charges for each class of customers, as calculated in accordance with the Financing Order, such charges to be effective as of the first day of the upcoming Remittance Period. Pursuant to
Section 366.8260(2)(b) of the Statute, the allocation of Storm Recovery Charges and Tax Charges has been made in accordance with the [rate case/settlement agreement dated as of ____] The calculations and supporting data for charges are appended to the Attachments.

      In accordance with the Financing Order, the proposed adjustments to the charges will be effective on the earlier of (i) [insert date 60 days after letter date] or (ii) such date the Commission administratively approves the adjustment, including, if applicable, the correction of any mathematical error by the Commission.

Respectfully submitted,

Attachment

                                                                ATTACHMENT A-1
                                                                  to EXHIBIT B


                                                 CALCULATION OF REVENUE REQUIREMENTS





Line
No.   Description
--    ----------------------------------------------------------------------------------------------------------------------------
1     Storm Bond Repayment Charge (remitted to SPE)
      ----------------------------------------------------------------------------------------------------------------------------

2

3

4     True-up for the Current Remittance Period Beginning _____ and Ending _____:


5       Current Remittance Period Bond Revenue Requirements


6       Current Remittance Period Actual Daily Cash Receipt Transfers and Interest Income:

7          Daily Cash Receipts Transferred to the SPE (1)

8          Interest Income on Subaccounts at the SPE


9       Total Current Period Actual Daily Cash Receipts Transfers and Interest Income (Line 7 + 8)


10    (Over)/Under Collections of Current Remittance Period Requirements (Line 5 - 9)


11

12    Upcoming Remittance Period Beginning _____ and Ending _____

13      Principal

14      Interest

15      Servicing Costs

16      Other On-Going Costs

17      (Over)/Under Collections of Current Remittance Period Requirements (Line 10)


18
      Total Periodic Bond Revenue Requirements to be Billed During Upcoming Remittance Period
      (Line 13+14+15+16-/+17)
19

20    Forecasted kWh Sales for the Upcoming Remittance Period (adjusted for uncollectibles)


21    Average Retail Storm Bond Repayment Charge (Current and Forecasted) per kWh (Line 18 / 20)


22

23

24    Storm Bond Tax Charge (retained at FPL)
      ----------------------------------------------------------------------------------------------------------------------------

25

26

27    True-up for the Current Remittance Period Beginning _____ and Ending _____:

28      Current Remittance Period Revenue Requirements

29      Current Remittance Period Revenue


30    (Over)/Under Collections of Current Remittance Period Requirements (Line 28 - 29)


31

32    Upcoming Remittance Period Beginning _____ and Ending _____:


33      Principal Payment (Line 13) less Amortization of Debt Issuance Costs * (1-Tax Rate) * Tax Rate


34

35    Total Periodic Tax Requirement to be Billed During Upcoming Remittance Period (Line 30 + 33)


36    Forecasted kWh Sales for the Upcoming Remittance Period (adjusted for uncollectibles)


37    Average Retail Storm Bond Tax Charge (Current and Forecasted) per kWh  (line 35 / 36)


38

39

40    Total Average Retail Storm Charge (Current and Forecasted) per kWh (Line 21 + 37)  (2)



                                         Current Factors to
                                         be Billed through
                                           the End of the                Factors to be Billed
         Calculation of the                   Current                       in the Upcoming
Line           True-Up                   Remittance Period                 Remittance Period
No.              (1)                            (2)                         (1) - (2) = (3)
--    ------------------------        -------------------------       ---------------------------
1


2

3

4
      ------------------------

5
      ------------------------

6

7

8
      ------------------------

9
      ------------------------

10
      ========================

11

12

13

14

15

16

17
      ------------------------        -------------------------       ---------------------------

18
      ========================        =========================       ===========================

19

20
      ========================        =========================       ===========================

21
      ========================        =========================       ===========================

22

23

24


25

26

27

28

29
      ------------------------

30
      ========================

31

32
      ------------------------

33
      ========================

34

35
      ========================        =========================       ===========================

36
      ========================        =========================       ===========================

37
      ========================        =========================       ===========================

38

39

40
      ========================        =========================       ===========================


Notes:
------
(1) Includes estimated daily cash transfers between measurement date and the end of the current remittance period.
(2) Resulting charges as a result of allocation of this amount to each rate class are shown on Attachment 2.


                         Attachment A-1-1 to Exhibit B

                                                                ATTACHMENT A-2
                                                                  to EXHIBIT B


                                          RESULTING STORM BOND REPAYMENT CHARGE

                                                AND STORM BOND TAX CHARGE


-------------------------------------------------------------------------------------------------------------------------
                                         Storm Bond               Storm Bond Tax
          Rate Schedule               Repayment Charge                Charge                 Total Storm Charges
-------------------------------------------------------------------------------------------------------------------------
   RS-1, RST-1
   GS-1, GST-1, WIES-1
   GSD-1, GSDT-1,
   HLTF (21-499 KW)
   GSLD-1, GSLDT-1,
   HLTF (500-1,999 KW)
   CS-1, CST-1
   GSLD-2, GSLDT-2,
   HLTF (2000+KW)
   CS-2, CST-2
   GSLD-3, GSLDT-3,
   CS-3, CST-3
   OS-2
   MET
   CILC-1(G)
   CILC-1(D)
   CILC-1(T)
   SL-1, PL-1
   OL-1
   SL-2, GSCU1
   SST-1(T), ISST-1(T)
   SST-1(D1), SST-1(D2)
   SST-1(D3), ISST-1(D)
-------------------------------------------------------------------------------------------------------------------------





                         Attachment A-2-1 to Exhibit B

                                                                     EXHIBIT C

                     FORM OF MONTHLY SERVICER CERTIFICATE

      Pursuant to Section 3.01(b)(ii) of the Storm-Recovery Property Servicing Agreement, dated as of ________, 2007 (the "Agreement"), between FLORIDA POWER & LIGHT COMPANY as servicer (the "Servicer"), and FPL RECOVERY FUNDING LLC, the Servicer does hereby certify as follows:

      Capitalized terms used herein have their respective meanings as set forth in the Agreement.

For the Monthly Period Ending:_____________

A. Billings and Remittances:

a) kWh Consumption during Month:
b) Applicable Storm-Recovery Charges:
c) Total Storm-Recovery Charges Amount Invoiced this Month:
d) Cumulative Storm-Recovery Charges Amount Invoiced this Remittance Period:
e) Total Storm-Recovery Charges Remitted this Month:
f) Cumulative Storm-Recovery Charges Amount Remitted this Remittance Period:

B. Balances in Subaccounts (at end of month):

a) Collection Account Balance:
b) Excess Funds Subaccount Balance:
c) Capital Subaccount Balance:

      IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Monthly Servicer Certificate this __ day of __________.

                                    FLORIDA POWER & LIGHT COMPANY,
                                    as Servicer



                                    By:   ____________________________________
                                          Name:
                                          Title:

                                                                     EXHIBIT D

                       FORM OF CERTIFICATE OF COMPLIANCE

      The undersigned hereby certifies that he/she is the duly elected and acting ________ of FLORIDA POWER & LIGHT COMPANY, as servicer (the "Servicer") under the Storm-Recovery Property Servicing Agreement, dated as of ________, 2007 (the "Servicing Agreement"), between the Servicer and FPL RECOVERY FUNDING LLC (the "Issuer"), and further certifies on behalf of the Servicer that:

      1. A review of the activities of the Servicer and of its performance under the Servicing Agreement during the twelve months ended December 31, _____ has been made under the supervision of the undersigned pursuant to
Section 3.04 of the Servicing Agreement; and

      2. To the undersigned's knowledge, based on such review, the Servicer has fulfilled all of its material obligations in all material respects under the Servicing Agreement throughout the twelve months ended December 31, ___, except as listed on Annex A hereto. [or describe any Event of Default, or any act or omission, which with either the passage of time or the giving of notice, could become an Event of Default]

      Executed as of this ___ day of ________.



                                    By:   ____________________________________
                                          Name:
                                          Title:

                                                          ANNEX A TO EXHIBIT D

            LIST OF ACTUAL OR POTENTIAL SERVICER EVENTS OF DEFAULTS

                   Nature of Actual or
                   Potential Event of
                         Default                                  Status
                -------------------------                      ------------















                             Annex A to Exhibit D

                                                                     EXHIBIT E

                   FORM OF ASSESSMENT OF SERVICING CRITERIA

      1. I, ________________________________, the _______________________ of
the Servicer, am responsible for assessing the Servicer's compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the "Servicing Criteria").

      2. With respect to each of the Servicing Criteria, I have made the following assessment of the Servicing Criteria in accordance with Item 1122(d) of Regulation AB, with such discussion regarding the performance of such Servicing Criteria during the fiscal year covered by the Issuer's Form 10-K Report (such fiscal year, the "Assessment Period"):




--------------------------------------------------------------------------------------------------------------
                                                                                            Applicable
                                           Servicing Criteria                           Servicing Criteria
--------------------------------------------------------------------------------------------------------------
   Reference                                    Criteria
--------------------------------------------------------------------------------------------------------------
                                    General Servicing Considerations
--------------------------------------------------------------------------------------------------------------
1122(d)(1)(i)                  Policies and procedures are instituted to              Applicable;
                               monitor any performance or other triggers              assessment below.
                               and events of default in accordance with
                               the transaction agreements.
--------------------------------------------------------------------------------------------------------------
1122(d)(1)(ii)                 If any material servicing activities are               Not applicable; no
                               outsourced to third parties, policies and              servicing activities
                               procedures are instituted to monitor the               were outsourced.
                               third party's performance and compliance
                               with such servicing activities.
--------------------------------------------------------------------------------------------------------------
1122(d)(1)(iii)                Any requirements in the transaction                    Not applicable;
                               agreements to maintain a back-up servicer              documents do not
                               for the storm-recovery property are                    provided for a
                               maintained.                                            back-up servicer.
--------------------------------------------------------------------------------------------------------------
1122(d)(1)(iv)                 A fidelity bond and errors and omissions               Not applicable; rules
                               policy is in effect on the party                       of the Florida
                               participating in the servicing function                commission govern
                               throughout the reporting period in the                 performance
                               amount of coverage required by and                     requirements of
                               otherwise in accordance with the terms of              persons handling
                               the transaction agreements.                            customer collections.
--------------------------------------------------------------------------------------------------------------


                                                      E-1


--------------------------------------------------------------------------------------------------------------
                                                                                            Applicable
                                           Servicing Criteria                           Servicing Criteria
--------------------------------------------------------------------------------------------------------------
   Reference                                    Criteria
--------------------------------------------------------------------------------------------------------------
                                   Cash Collection and Administration
--------------------------------------------------------------------------------------------------------------
1122(d)(2)(i)                  Payments on storm-recovery property are                Applicable;
                               deposited into the appropriate custodial               assessment below.
                               bank accounts and related bank clearing
                               accounts no more than two business days
                               following receipt, or such other number
                               of days specified in the transaction
                               agreements.
--------------------------------------------------------------------------------------------------------------
1122(d)(2)(ii)                 Disbursements made via wire transfer on                Applicable;
                               behalf of an obligor or to an investor                 assessment below.
                               are made only by authorized personnel.
--------------------------------------------------------------------------------------------------------------
1122(d)(2)(iii)                Advances of funds or guarantees regarding              Applicable, but no
                               collections, cash flows or distributions,              current assessment
                               and any interest or other fees charged                 required; no advances
                               for such advances, are made, reviewed and              by the Servicer or
                               approved as specified in the transaction               the Trustee are
                               agreements.                                            permitted under the
                                                                                      transaction documents.
--------------------------------------------------------------------------------------------------------------
1122(d)(2)(iv)                 The related accounts for the transaction,              Applicable, but no
                               such as cash reserve accounts or accounts              current assessment is
                               established as a form of                               required; no reserve
                               overcollateralization, are separately                  accounts are held by
                               maintained (e.g., with respect to                      the Servicer.
                               commingling of cash) as set forth in the               Reserve and other
                               transaction agreements.                                transaction accounts
                                                                                      are maintained and
                                                                                      applied by the
                                                                                      Trustee in accordance
                                                                                      with the Indenture.
--------------------------------------------------------------------------------------------------------------
1122(d)(2)(v)                  Each custodial account is maintained at a              Applicable, but no
                               federally insured depository institution               current assessment
                               as set forth in the transaction                        required; all "custodial
                               agreements. For purposes of this                       accounts" were
                               criterion, "federally insured depository               maintained by the
                               institution" with respect to a foreign                 Trustee and invested in
                               financial institution means a foreign                  accordance
                               financial
--------------------------------------------------------------------------------------------------------------


                                                      E-2


--------------------------------------------------------------------------------------------------------------
                                                                                            Applicable
                                           Servicing Criteria                           Servicing Criteria
--------------------------------------------------------------------------------------------------------------
   Reference                                    Criteria
--------------------------------------------------------------------------------------------------------------
                               institution that meets the                             with indenture
                               requirements of Rule 13k-1(b)(1) of the                requirements.
                               Securities Exchange Act.
--------------------------------------------------------------------------------------------------------------
1122(d)(2)(vi)                 Unissued checks are safeguarded so as to               Not applicable; all
                               prevent unauthorized access.                           transfers made by
                                                                                      wire transfer.
--------------------------------------------------------------------------------------------------------------
1122(d)(2)(vii)                Reconciliations are prepared on a monthly              Partially applicable;
                               basis for all asset-backed securities                  reconciliations of
                               related bank accounts, including                       estimated remittances
                               custodial accounts and related bank                    of storm-recovery
                               clearing accounts. These reconciliations               charge remittances
                               are (A) mathematically accurate;                       with actual
                               (B) prepared within 30 calendar days                   storm-recovery bond
                               after the bank statement cutoff date, or               collections are made
                               such other number of days specified in                 on an annual basis as
                               the transaction agreements; (C) reviewed               required by
                               and approved by someone other than the                 Section 4.03 of the
                               person who prepared the reconciliation;                Servicing Agreement.;
                               and (D) contain explanations for                       assessment below
                               reconciling items. These reconciling
                               items are resolved within 90 calendar
                               days of their original identification, or
                               such other number of days specified in
                               the transaction agreements.
--------------------------------------------------------------------------------------------------------------
                                   Investor Remittances and Reporting
--------------------------------------------------------------------------------------------------------------
1122(d)(3)(i)                  Reports to investors, including those to               Applicable;
                               be filed with the Commission, are                      assessment below.
                               maintained in accordance with the
                               transaction agreements and applicable
                               Commission requirements. Specifically,
                               such reports (A) are prepared in
                               accordance with timeframes and other
                               terms set forth in the transaction
                               agreements; (B) provide information
                               calculated in accordance with the terms
                               specified in the transaction agreements;
                               (C) are filed with the Commission as
                               required by its rules and regulations;
                               and (D) agree with investors' or the
                               trustee's records as to the total unpaid
                               principal balance and number of pool
                               assets serviced by the Servicer.
--------------------------------------------------------------------------------------------------------------


                                                      E-3


--------------------------------------------------------------------------------------------------------------
                                                                                            Applicable
                                           Servicing Criteria                           Servicing Criteria
--------------------------------------------------------------------------------------------------------------
   Reference                                    Criteria
--------------------------------------------------------------------------------------------------------------
1122(d)(3)(ii)                 Amounts due to investors are allocated                 Applicable;
                               and remitted in accordance with                        assessment below.
                               timeframes, distribution priority and
                               other terms set forth in the transaction
                               agreements.
--------------------------------------------------------------------------------------------------------------
1122(d)(3)(iii)                Disbursements made to an investor are                  Not applicable;
                               posted within two business days to the                 transaction documents
                               Servicer's investor records, or such                   do not permit
                               other number of days specified in the                  Servicer to disburse
                               transaction agreements.                                payments to
                                                                                      investors.
--------------------------------------------------------------------------------------------------------------
1122(d)(3)(iv)                 Amounts remitted to investors per the                  Not applicable;
                               investor reports agree with cancelled                  bondholders are paid
                               checks, or other form of payment, or                   by the Trustee in
                               custodial bank statements.                             accordance with terms
                                                                                      of the Indenture.
--------------------------------------------------------------------------------------------------------------
                                       Pool Asset Administration
--------------------------------------------------------------------------------------------------------------
1122(d)(4)(i)                  Collateral or security on storm-recovery               Applicable;
                               property is maintained as required by the              assessment below.
                               transaction agreements or related
                               documents.
--------------------------------------------------------------------------------------------------------------
1122(d)(4)(ii)                 Storm-recovery property and related                    Applicable;
                               documents are safeguarded as required by               assessment below.
                               the transaction agreements.
--------------------------------------------------------------------------------------------------------------
1122(d)(4)(iii)                Any additions, removals or substitutions               Applicable but no
                               to the asset pool are made, reviewed and               current assessment
                               approved in accordance with any                        required; no removals
                               conditions or requirements in the                      or substitutions of
                               transaction agreements.                                pool assets are
                                                                                      contemplated or
                                                                                      allowed under the
                                                                                      transaction documents.
--------------------------------------------------------------------------------------------------------------
1122(d)(4)(iv)                 Payments on pool assets, including any                 Applicable;
                               payoffs, made in accordance with the                   assessment below.
                               related storm-recovery property documents
                               are posted to the Servicer's obligor
                               records
--------------------------------------------------------------------------------------------------------------


                                                      E-4


--------------------------------------------------------------------------------------------------------------
                                                                                            Applicable
                                           Servicing Criteria                           Servicing Criteria
--------------------------------------------------------------------------------------------------------------
   Reference                                    Criteria
--------------------------------------------------------------------------------------------------------------
                               maintained no more than two business days
                               after receipt, or such other number of days
                               specified in the transaction agreements, and
                               allocated to principal, interest or other items
                               (e.g., escrow) in accordance with the related
                               storm-recovery documents.
--------------------------------------------------------------------------------------------------------------
1122(d)(4)(v)                  The Servicer's records regarding the                   Not applicable;
                               storm-recovery property agree with the                 because underlying
                               Servicer's records with respect to an                  obligation
                               obligor's unpaid principal balance.                    (storm-recovery
                                                                                      charge) is not an
                                                                                      interest bearing
                                                                                      instrument
--------------------------------------------------------------------------------------------------------------
1122(d)(4)(vi)                 Changes with respect to the terms or                   Applicable;
                               status of an obligor's storm-recovery                  assessment below.
                               property are made, reviewed and approved
                               by authorized personnel in accordance
                               with the transaction agreements and
                               related pool asset documents.
--------------------------------------------------------------------------------------------------------------
1122(d)(4)(vii)                Loss mitigation or recovery actions                    Applicable;
                               (e.g., forbearance plans, modifications                assessment below.
                               and deeds in lieu of foreclosure,
                               foreclosures and repossessions, as applicable)
                               are initiated, conducted and concluded in
                               accordance with the timeframes or other
                               requirements established by the transaction
                               agreements.
--------------------------------------------------------------------------------------------------------------
1122(d)(4)(viii)               Records documenting collection efforts                 Applicable, but does
                               are maintained during the period any pool              not require
                               asset is delinquent in accordance with                 assessment.  No
                               the transaction agreements. Such records               explicit
                               are maintained on at least a monthly                   documentation
                               basis, or such other period specified in               requirement with
                               the transaction agreements, and describe               respect to delinquent
                               the entity's activities in monitoring                  accounts are imposed
                               delinquent storm-recovery charges                      under the
                               including, for example, phone calls,                   transactional
                               letters and payment rescheduling plans in              documents due to
                               cases where delinquency is deemed                      availability of
                               temporary (e.g., illness or unemployment).             "true-up" mechanism;
                                                                                      and any such
                                                                                      documentation is
                                                                                      maintained in accordance
                                                                                      with applicable Florida
                                                                                      commission rules and
                                                                                      regulations.
--------------------------------------------------------------------------------------------------------------


                                                      E-5


--------------------------------------------------------------------------------------------------------------
                                                                                            Applicable
                                           Servicing Criteria                           Servicing Criteria
--------------------------------------------------------------------------------------------------------------
   Reference                                    Criteria
--------------------------------------------------------------------------------------------------------------
1122(d)(4)(ix)                 Adjustments to interest rates or rates of              Not applicable;
                               return for storm-recovery property with                storm-recovery
                               variable rates are computed based on the               charges are not
                               related storm-recovery property documents.             interest bearing
                                                                                      instruments.
--------------------------------------------------------------------------------------------------------------
1122(d)(4)(x)                  Regarding any funds held in trust for an               Applicable, but does
                               obligor (such as escrow accounts):                     not require
                               (A) such funds are analyzed, in                        assessment; Servicer
                               accordance with the obligor's                          maintains customer
                               storm-recovery property documents, on at               deposits in
                               least an annual basis, or such other                   accordance with the
                               period specified in the transaction                    Florida commission
                               agreements; (B) interest on such funds is              rules and regulations.
                               paid, or credited, to obligors in
                               accordance with applicable storm-recovery
                               property documents and state laws; and
                               (C) such funds are returned to the
                               obligor within 30 calendar days of full
                               repayment of the related storm-recovery
                               property, or such other number of days
                               specified in the transaction agreements.
--------------------------------------------------------------------------------------------------------------
1122(d)(4)(xi)                 Payments made on behalf of an obligor                  Not applicable.
                               (such as tax or insurance payments) are
                               made on or before the related penalty or
                               expiration dates, as indicated on the
                               appropriate bills or notices for such
                               payments, provided that such support has
                               been received by the servicer at least 30
                               calendar days prior to these dates, or
                               such other number of days specified in
                               the transaction agreements.
--------------------------------------------------------------------------------------------------------------
1122(d)(4)(xii)                Any late payment penalties in connection               Not applicable;
                               with any payment to be made on behalf of               servicer cannot make
                               an obligor are paid from the servicer's                advances of its own
                               funds and not charged to the obligor,                  funds on behalf of
                               unless the late payment was due to the                 customers under the
                               obligor's error or omission.                           transactional
                                                                                      documents.
--------------------------------------------------------------------------------------------------------------


                                                      E-6


--------------------------------------------------------------------------------------------------------------
                                                                                            Applicable
                                           Servicing Criteria                           Servicing Criteria
--------------------------------------------------------------------------------------------------------------
   Reference                                    Criteria
--------------------------------------------------------------------------------------------------------------
1122(d)(4)(xiii)               Disbursements made on behalf of an                     Not applicable;
                               obligor are posted within two business                 servicer cannot make
                               days to the obligor's records maintained               advances of its own
                               by the servicer, or such other number of               funds on behalf of
                               days specified in the transaction                      customers to pay
                               agreements.                                            principal or interest
                                                                                      on the bonds. Servicer
                                                                                      may make advances of
                                                                                      attorney/ accountant
                                                                                      fees to defend
                                                                                      storm-recovery property.
--------------------------------------------------------------------------------------------------------------
1122(d)(4)(xiv)                Delinquencies, charge-offs and                         Applicable;
                               uncollectible accounts are recognized and              assessment below.
                               recorded in accordance with the
                               transaction agreements.
--------------------------------------------------------------------------------------------------------------
1122(d)(4)(xv)                 Any external enhancement or other                      Not Applicable: No
                               support, identified in Item 1114(a)(1)                 external credit
                               through (3) or Item 1115 of Regulation                 support or
                               AB, is maintained as set forth in the                  derivatives were
                               transaction agreements.                                employed.
--------------------------------------------------------------------------------------------------------------


      3. Based on such review, and to the best of my knowledge, the Servicer is in compliance in all material respects with the applicable servicing criteria set forth above for the Assessment Period, [with the exception of the following instance(s) of material noncompliance:]

            1. [Include narrative of any material noncompliance with servicing obligations]

      4. The registered public accounting firm's attestation report has been issued in accordance with Section 1122(b) of Regulation AB for such fiscal year.

      Executed this _____ day of _____, ____.

                                       FLORIDA POWER & LIGHT COMPANY,
                                         as Servicer

                                       Date:

                                       By:____________________________________
                                          Name:
                                          Title:

                                                                     EXHIBIT F

                        EXPECTED SINKING FUND SCHEDULE

                                                                     EXHIBIT G

                    FORM OF SEMIANNUAL SERVICER CERTIFICATE

      Pursuant to Section 3.01(b)(iii) of the Storm-Recovery Property Servicing Agreement, dated as of ________, 2007 (the "Agreement"), between FLORIDA POWER & LIGHT COMPANY, as servicer and FPL RECOVERY FUNDING LLC, the Servicer does hereby certify, for the ________, 20__ Payment Date, as follows:

      Capitalized terms used herein have their respective meanings as set forth in the Agreement. References herein to certain sections and subsections are references to the respective sections of the Agreement.

1. Estimated Storm-Recovery Charges and Aggregate Amounts Available for the Current Payment Date:

       i.     Amount Remitted [Month] [Year]:
       ii.    Amount Remitted [Month] [Year]:
       iii.   Amount Remitted [Month] [Year]:
       iv.    Amount Remitted [Month] [Year]:
       v.     Amount Remitted [Month] [Year]:
       vi.    Amount Remitted [Month] [Year]:
       vii.   Total Amount Remitted for this Period (sum of i. through
       vi.    above):
       viii.  Net Earnings on Collection Account:
       ix.    Operating Expenses Paid to Date:
       x. General Subaccount Balance (sum of vii. and viii. above minus ix.):
       xi.    Excess Funds Subaccount Balance:
       xii.   Capital Subaccount Balance:
       xiii.  Collection Account Balance (sum of x. through xiii. above):

2.    Principal Balance Outstanding as of Prior Payment Date by Tranche:

       i.     Tranche A-1
       ii.    [Tranche A-2
       iii.   Tranche A-3
       iv.    Tranche A-4
       v.     Total:

3.    Required Funding/Payments as of Current Payment Date:

      a) Projected Principal Balances and Payments


                                         Projected Principal Balance         Principal Due
                                      ---------------------------------   -------------------

       i.     Tranche A-1
       ii.    [Tranche A-2
       iii.   Tranche A-3
       iv.    Tranche A-4]
       v.     Total:


      b) Required Interest Payments


                                                                 Days in
                                       Interest Rate        Applicable Period        Interest Due
                                    -------------------  -----------------------  ------------------

       i.     Tranche A-1
       ii.    [Tranche A-2
       iii.   Tranche A-3
       iv.    Tranche A-4]
       v.     Total:


      c) Projected Subaccount Payments and Levels

      Capital Subaccount Funding      Projected Level      Funding Required
    ------------------------------  -------------------  --------------------








4.    Allocation of Remittances as of Current Payment Date Pursuant to Section
      8.02 of Indenture:

      a) Operating Expenses

       i.     Trustee Fees and Expenses:
       ii.    Servicing Fee:
       iii.   Administration Fee:
       iv.    Other Operating Expenses (subject to [ $ _____ ] cap):
       v.     Total:

      b) Interest

                                                   Aggregate
                                                ---------------

       i.     Tranche A-1
       ii.    [Tranche A-2
       iii.   Tranche A-3
       iv.    Tranche A-4]
       v.     Total:

      c) Principal

                                                   Aggregate
                                                ---------------

       i.     Tranche A-1
       ii.    [Tranche A-2
       iii.   Tranche A-3
       iv.    Tranche A-4]
       v.     Total:

      d) Other Payments

       i.     Operating Expenses (in excess of [$______]):

       ii.    Funding of Capital Subaccount (to required amount):

       iii.   Interest Earnings on Capital Subaccount to FPL Recovery Funding
              LLC

       iv.    Deposits to Excess Funds Subaccount:

       v.     Total:

5. Outstanding Principal Balance and Collection Account Balance as of Current Payment Date (after giving effect to payments to be made on such Payment Date):

      a) Principal Balance Outstanding:

       i.     Tranche A-1
       ii.    [Tranche A-2
       iii.   Tranche A-3
       iv.    Tranche A-4]
       v.     Total:

      b) Collection Account Balances Outstanding:

       i.     Capital Subaccount:

       ii.    Excess Funds Subaccount:

       iii.   Total:

6. Shortfalls in Interest and Principal Payments as of Current Payment Date (if applicable):

      a) Interest Shortfall

       i.     Tranche A-1
       ii.    [Tranche A-2
       iii.   Tranche A-3
       iv.    Tranche A-4]
       v.     Total:

      b) Principal Shortfall

       i.     Tranche A-1
       ii.    [Tranche A-2
       iii.   Tranche A-3
       iv.    Tranche A-4]
       v.     Total:

7. Shortfalls in Capital Subaccount as of Current Payment Date (if applicable):





8.    Storm-Recovery Charges In Effect (By Class) For This Period:

      IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Semiannual Servicer Certificate this __ day of __________.



                                       FLORIDA POWER & LIGHT COMPANY,
                                         as Servicer



                                       By:____________________________________
                                          Name:
                                          Title:

                                                                     EXHIBIT H

                                  PROCEEDINGS

                                                                       ANNEX I

                             SERVICING PROCEDURES

      The Servicer agrees to comply with the following servicing procedures:

      Section 1.  Definitions

      Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Agreement.

      Section 2.  Data Acquisition

      (a) Installation and Maintenance of Meters. The Servicer shall cause to be installed, replaced and maintained meters in accordance with the Servicer Policies and Practices.

      (b) Meter Reading. In accordance with the Servicer Policies and Practices, the Servicer shall obtain usage measurements for each Customer or determine any Customer's usage on the basis of estimates in accordance with Commission Regulations.

      (c) Cost of Metering. The Issuer shall not be obligated to pay any costs associated with the metering duties set forth in this Section 2, including the costs of installing, replacing and maintaining meters, nor shall the Issuer be entitled to any credit against the Servicing Fee for any cost savings realized by the Servicer as a result of new metering and/or billing technologies.

      Section 3.  Usage and Bill Calculation

      The Servicer shall obtain a calculation of each Customer's usage (which may be based on data obtained from such Customer's meter read or on usage estimates determined in accordance with Commission Regulations) in accordance with the Servicer Policies and Practices and shall determine therefrom Billed Storm-Recovery Charges.

      Section 4.  Billing

      (a) Commencement of Billing. The Servicer shall implement the Storm-Recovery Charges as of the date following Closing Date for any Series of Storm-Recovery Bonds and shall thereafter bill each Customer for each Customer's Billed Storm-Recovery Charges in accordance with the provisions of this Section 4.

      (b) Frequency of Bills; Billing Practices. In accordance with the Servicer Policies and Practices, the Servicer shall generate and issue a Bill to each Customer. In the event that the Servicer makes any material modification to the Servicer Policies and Practices, it shall notify the Issuer, the Trustee and the Rating Agencies as soon as practicable, and in no event later than 60 Servicer Business Days after such modification goes into effect, but the Servicer may not make any modification that will materially adversely affect the Bondholders.



                                   Annex I-1

      (c)   Format.

            (i) The Customer's Bill will contain a separate line item identifying the monthly charge representing the Storm Recovery Property. The Customer's Bill shall contain in text or in a footnote, text substantially to the effect that the monthly charge representing Storm Recovery Property has been approved by the Financing Order, and that a portion of the monthly charge is being collected by the Servicer, as servicer, on behalf of the Issuer as owner of the Storm-Recovery Property.

            (ii) The Servicer shall conform to such requirements in respect of the format, structure and text of Bills delivered to Customers as Commission Regulations shall from time to time prescribe. To the extent that Bill format, structure and text are not prescribed by applicable law or by Commission Regulations, the Servicer shall, subject to clause
      (i) of this subsection (c), determine the format, structure and text of all Bills in accordance with its reasonable business judgment, the Servicer Policies and Practices and historical practice.

      (d) Delivery. Except as provided in the next sentence, the Servicer shall deliver all Bills to Customers (i) by United States mail in such class or classes as are consistent with the Servicer Policies and Practices or (ii) by any other means, whether electronic or otherwise, that the Servicer may from time to time use in accordance with the Servicer Policies and Practices. The Servicer shall pay from its own funds all costs of issuance and delivery of all Bills that it renders, including printing and postage costs as the same may increase or decrease from time to time.

      Section 5.  Customer Service Functions

      The Servicer shall handle all Customer inquiries and other Customer service matters according to the Servicer Policies and Practices.

      Section 6.  Collections; Payment Processing; Remittance

      (a)   Collection Efforts, Policies, Procedures.

            (i) The Servicer shall collect Billed Storm-Recovery Charges (including late charges in respect of Storm Recovery Charges) from Customers as and when the same become due in accordance with such collection procedures as it follows with respect to comparable assets that it services for itself or others including, in accordance with Commission Regulations and the Servicer Policies and Practices, that:

                  (A) The Servicer shall prepare and deliver overdue notices to Customers.

                  (B) The Servicer shall deliver past-due and shut-off
            notices.

                  (C) The Servicer may employ the assistance of collection
            agents.


                                   Annex I-2

                  (D) The Servicer shall apply Customer deposits to the
            payment of delinquent accounts.

            (ii) The Servicer shall not waive any late payment charge or any other fee or charge relating to delinquent payments, if any, or waive, vary or modify any terms of payment of any amounts payable by a Customer, in each case unless such waiver or action: (A) would be in accordance with the Servicer Policies and Practices and (B) would comply in all material respects with applicable law.

            (iii) The Servicer shall accept payment from Customers in respect of Billed Storm-Recovery Charges in such forms and methods and at such times and places in accordance with the Servicer Policies and Practices.

      (b) Payment Processing, Allocation, Priority of Payments. The Servicer shall post all payments received to Customer accounts as promptly as practicable, and, in any event, substantially all payments shall be posted no later than two Servicer Business Days after receipt.

      (c) Investment of Estimated Storm-Recovery Charge Payments Received. Prior to remittance on the applicable Remittance Date, the Servicer may invest Estimated Storm-Recovery Charges Payments at its own risk and for its own benefit, and such investments and funds shall not be required to be segregated from the other investments and funds of the Servicer. The Servicer shall be entitled to retain as additional compensation any interest earnings on Estimated Storm-Recovery Charges Payments invested by it.

      (d) Calculation of Estimated Storm-Recovery Charge Payments and Estimated Storm-Recovery Charge Payments; Remittances. In accordance with
Section 4.03(a) of the Agreement, the Servicer will remit to the Trustee for deposit in the Collection Account, on a daily basis, an amount equal to the product of the Billed Storm-Recovery Charges for a particular billing date multiplied by one hundred percent less the Estimated Charge-Off Percent. Such product shall constitute the amount of the Estimated Storm-Recovery Charge Payments. Such amount shall be deemed to have been received by the Servicer on the day (the "Deemed Receipt Day") based upon the Weighted Average Days Outstanding, i.e., Estimated Storm-Recovery Charge Payments will be deemed to be received on the day which is the Weighted Average Days Outstanding plus one following the billing date and such Estimated Storm-Recovery Bond Charges shall be remitted on such Deemed Receipt Day, or if such day is not a Servicer Business Day, on the next Servicer Business Day, together with any Estimated Storm-Recovery Bond Charges for which remittances have not been made.

      Pursuant to Section 4.03(b) of the Agreement, on or before March 1 of each year, the Servicer shall reconcile actual Storm-Recovery Charge collections (including any late charges) with Estimated Storm-Recovery Charge Payments remitted during the previous two Remittance Periods. Not less often than semi-annually in connection with each Routine True-Up Adjustment Request, the Servicer shall recalculate the Weighted Average Days Outstanding and the Deemed Charge-Off Percentage.


                                   Annex I-3

      (e)   Remittances.

            (i) The Issuer shall cause to be established the Collection Account in the name of the Trustee in accordance with Section 8.02 of the Indenture.

            (ii) The Servicer shall make or cause to be made Remittances to the Collection Account in accordance with Section 4.03 of the Agreement.

            (iii) Any change of account or change of institution affecting the Collection Account shall not take effect until the Issuer has provided at least 15 Servicer Business Days written notice thereof to the Servicer.

      (f) Partial Collections. Upon a partial payment of amounts billed, including amounts billed under special contracts, such partial payments shall be allocated ratably among the Storm-Recovery Charges, the Tax Charge and the Seller's other billed amounts (including any accrued interest and late fees), in chronological order of their due date, based on the ratio of each component of the bill to the total bill. If more than one Series of Storm-Recovery Bonds are Outstanding, partial payments allocable to Storm-Recovery Charges shall be allocated pro rata based upon the amount of Storm Recovery Charges owing with respect to each Series.

      (g) No Advances. The Servicer shall not be obligated to advance any of its own funds to the Issuer.















                                   Annex I-4

                                                                    APPENDIX A

                              MASTER DEFINITIONS

      Unless the context otherwise requires:

      With respect to all terms contained herein, unless the context otherwise requires: (i) a term has the meaning assigned to it; (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time in the United States; (iii) "or" is not exclusive; (iv) "including" means including without limitation; (v) words in the singular include the plural and words in the plural include the singular; (vi) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; (vii) references to a Person are also to its successors and permitted assigns; (viii) the words "hereof", "herein" and "hereunder" and words of similar import when used in any Basic Document shall refer to such Basic Document as a whole and not to any particular provision of such Basic Document; (ix) Section, subsection, Schedule and Exhibit references in any Basic Document are references to Sections, subsections, Schedules and Exhibits in or to such Basic Document unless otherwise specified; (x) references to "writing" include printing, typing, lithography and other means of reproducing words in a visible form; and (xi) the term "proceeds" has the meaning set forth in the applicable UCC.

      Act has the meaning specified in Section 11.03(a) of the Indenture.

      Additional Bonds means each Series of storm-recovery bonds, if any, other than the Bonds, issued by the Issuer pursuant to the Financing Order.

      Additional Indenture means any indenture entered into between the Issuer and the applicable trustee in connection with the issuance of any Additional Bonds.

      Additional Related Agreements has the meaning set forth in the Fourth Preamble to the Administration Agreement.

      Adjustment Request means any filing made with the Commission by the Servicer on behalf of the Issuer for a Periodic Adjustment.

      Administration Agreement means the Administration Agreement dated as of ____, 2007, between the Administrator and the Issuer.

      Administrator means FPL, as administrator under the Administration Agreement.

      AES means an alternative energy supplier which is authorized by law to sell electric service to a customer using the transmission or distribution system of FPL.

      Affiliate means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, control when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership


                                 Appendix A-1
of voting securities, by contract or otherwise; and the terms controlling and controlled have meanings correlative to the foregoing.

      Allocable Share means with respect to any Operating Expense which is not specifically attributable to any Series of Storm-Recovery Bonds (by contract, invoice or otherwise), for each Series of Storm-Recovery Bonds, the proportion of such Operating Expenses which represents the same amount which the Outstanding Amount of such Series of Storm-Recovery Bonds bears to the aggregate Outstanding Amount of all Storm-Recovery Bonds as of the date of such determination, all as calculated by the Servicer.

      Alternative Grant has the meaning specified in the Granting Clause of the Indenture.

      Annual Accountant's Report has the meaning set forth in Section 3.04 of the Servicing Agreement.

      Authenticating Agent means each authenticating agent appointed pursuant to Section 2.15 of the Indenture.

      Authorized Denominations means, with respect to any Tranche of Bonds, $100,000 and integral multiples of $1,000 above that amount, except that one bond of each Tranche may have a denomination of less than $100,000.

      Authorized Officer means, with respect to:

            (a) the Issuer, (i) any Manager and (ii) any person authorized by the Managers pursuant to the Issuer LLC Agreement;

            (b) the Seller, the chairman of the board, the vice chairman of the board, the chief executive officer, the president, any executive vice president, any senior vice president, any vice president, the chief financial officer, the treasurer, any assistant treasurer, the corporate secretary, any assistant corporate secretary, the controller or any assistant controller of the Seller;

            (c) the Servicer, the chairman of the board, the vice chairman of the board, the chief executive officer, the president, any executive vice president, any senior vice president, any vice president, the chief financial officer, the treasurer, any assistant treasurer, the corporate secretary, any assistant corporate secretary, the controller or any assistant controller of the Servicer;

            (d) the Administrator, the chairman of the board, the vice chairman of the board, the chief executive officer, the president, any executive vice president, any senior vice president, any vice president, the chief financial officer, the treasurer, any assistant treasurer, the corporate secretary, any assistant corporate secretary, the controller or any assistant controller of the Administrator;

            (e) the Trustee, any officer within the Corporate Trust Office of the Trustee, including any vice president, assistant vice president, secretary, assistant secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any


                                 Appendix A-2
      other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject;

            (f) any other corporation, the chief executive officer, chief operating officer, chief financial officer, chief information officer, president, executive vice president, any vice president, the secretary or the treasurer of such corporation; and with respect to any limited liability company, any manager thereof; and

            (g) any limited liability company, any manager thereof.

      Basic Documents means the Formation Documents, the Sale Agreement, any Bills of Sale, the Servicing Agreement, the Administration Agreement, the Indenture, any Additional Indenture the Underwriting Agreement, and any Securities Account Control Agreement.

      Bill of Sale means any bill of sale issued by the Seller to the Issuer pursuant to the Sale Agreement evidencing the sale of Storm-Recovery Property by the Seller to the Issuer.

      Billed Storm-Recovery Charges means the dollar amounts billed to Customers in respect of a Storm Recovery Charge.

      Bills means each of the regular monthly bills, summary bills and other bills issued to Customers by FPL on its own behalf and in its capacity as Servicer.

      Bond or Bonds means the FPL Recovery Funding LLC Senior Secured Bonds, Series A, issued pursuant to the Indenture.

      Bond Purchase Agreement means the Bond Purchase Agreement dated _____, 2007, among the Seller, the Issuer and _________, on behalf of itself and as the representative of the successful purchasers named therein, which incorporates the notice of sale and the bid form submitted by the successful purchasers.

      Bond Register has the meaning specified in Section 2.05(a) of the Indenture.

      Bond Revenue Requirement for any upcoming Remittance Period shall equal
(i) the sum of (a) 100% of actual amounts expected to be due and past due relating to Principal and Interest on the Storm-Recovery Bonds and Operating Expenses; and (b) any amounts needed to replenish the Capital Subaccount (net of future amounts expected to be deposited to the Capital Subaccount prior to the upcoming Remittance Period); minus (ii) the sum of any (a) amounts on deposit in the Excess Funds Subaccount as of the Measure Date (net of future amounts expected to be withdrawn from the Excess Funds Subaccount prior to the upcoming Remittance Period) and (b) amounts estimated to be remitted during the upcoming Remittance Period from amounts billed during the current Remittance Period.

      Bondholder or Holder means the Person in whose name a Storm-Recovery Bond is registered in the Bond Register.

      Book-Entry Bond or Book-Entry Bonds means beneficial interests in the Bonds, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.11 of the Indenture.


                                 Appendix A-3

      Business Day means any day other than a Saturday or Sunday or a day on which banking institutions in Juno Beach, Florida, or in New York, New York, are required or authorized by law or executive order to remain closed.

      Capital Subaccount, with respect to the Bonds, has the meaning specified in Section 8.02(a) of the Indenture, and, with respect to any Additional Bonds, has the meaning set forth in the applicable Additional Indenture.

      Cede & Co. means DTC, in its capacity as nominee of the Clearing Agency.

      Certificate of Compliance has the meaning set forth in Section 3.03(a) of the Servicing Agreement.

      Clearing Agency means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act, and includes its nominees.

      Clearing Agency Participant means a broker, dealer, bank, other financial institution or other Person for whom a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

      Closing Date means ________, 2007

      Code means the Internal Revenue Code of 1986 and Treasury Regulations promulgated thereunder.

      Collateral has the meaning specified in the Granting Clause of the Indenture.

      Collection Account, with respect to the Bonds, has the meaning specified in Section 8.02(a) of the Indenture and, with respect to any Additional Bonds, has the meaning set forth in the applicable Additional Indenture.

      Commission means the Florida Public Service Commission.

      Commission Condition means the satisfaction of any precondition to any amendment or modification to or action under any Basic Documents through the obtaining of Commission consent or acquiescence, as described in the related Basic Document.

      Commission Regulations means any applicable regulations, orders, rules or guidelines promulgated, issued or adopted by the Commission, as in effect from time to time.

      Corporate Trust Office means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of the Indenture is located at 101 Barclay Street, 4 West, New York, New York 10286, Attention:
Asset Backed Securities, Phone: (212) 815-6258, Fax: (212) 815-3883, or at such other address as the Trustee may designate from time to time by notice to the Bondholders and the Issuer, or the principal corporate trust office of any successor Trustee (the address of which the successor Trustee will notify the Bondholders and the Issuer in writing).

      Covenant Defeasance Option has the meaning specified in Section 4.01(b) of the Indenture.


                                 Appendix A-4

      Customer means each electric customer receiving transmission or distribution service from FPL or its successors or assignees under Commission-approved rate schedules or under special contracts, even if the customer elects to purchase electricity from an AES following a fundamental change in regulation of public utilities in the State.

      Daily Remittance Report has the meaning specified in Section 3.01(b)(i) of the Servicing Agreement.

      Deemed Receipt Day has the meaning specified in Section 6(d) of Annex I to the Servicing Agreement.

      Deemed Charge-Off Percent means the Servicer's actual system wide charge-off percentage, as adjusted for estimates of partially paid bills.

      Default means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

      Defeasance Subaccount, with respect to the Bonds, has the meaning specified in Section 8.02(a) of the Indenture and, with respect to any Additional Bonds, has the meaning set forth in the applicable Additional Indenture.

      Definitive Bonds means the Bonds issued, in fully registered form, issued in accordance with the instructions of the Clearing Agency pursuant to
Section 2.11 and Section 2.13 of the Indenture, in lieu of the maintenance of a system of Book-Entry Bonds by the Clearing Agency.

      Delaware Secretary of State means the Office of the Secretary of State of the State of Delaware.

      Delaware UCC means the Uniform Commercial Code, as in effect in the State of Delaware.

      DTC means The Depository Trust Company, a limited-purpose trust company organized under the laws of the State of New York, and includes any nominee of DTC in whose name any Book-Entry Bonds are registered.

      DTC Agreement means the letter of representations or similar agreement among the Issuer, the Trustee and DTC, as the initial Clearing Agency, dated on or about the Closing Date, relating to the Bonds.

      EDGAR means the SEC's electronic data gathering, analysis and retrieval system.

      Eligible Deposit Account means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a credit rating from each Rating Agency in one of its three highest rating categories.


                                 Appendix A-5

      Eligible Guarantor Institution means a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as "an eligible guarantor institution," including (as such terms are defined therein):

            (a) a bank;

            (b) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer;

            (c) a credit union;

            (d) a national securities exchange, registered securities association or clearing agency; or

            (e) a savings association that is a participant in a securities transfer association.

      Eligible Institution means (a) the corporate trust department of the Trustee; provided, that an account with the Trustee will only be an Eligible Deposit Account if it is a segregated trust account, or (b) a depository institution organized under the laws of the United States or any state or any domestic branch of a foreign bank, (i) that has either (A) a long-term unsecured debt rating of "AAA" by Standard & Poor's, "Aaa" by Moody's and "AAA" by Fitch, or (B) a certificate of deposit rating of "A-1+" by Standard & Poor's and if rated by Fitch, "F1+", or any other long-term, short-term or certificate of deposit rating acceptable to the applicable Rating Agencies and
(ii) whose deposits are insured by the FDIC. If so qualified under clause (b) above, the Trustee may be considered an Eligible Institution for the purposes of clause (a) of this definition.

      Eligible Investment means:

            (a) direct obligations of, and obligations fully and unconditionally guaranteed as to timely payment by, the United States;

            (b) demand deposits, time deposits, certificates of deposit or bankers' acceptances of any depository institution incorporated under the laws of the United States or any state, or any domestic branch of a foreign bank, and subject to the supervision and examination by federal or state banking or depository institution authorities, so long as at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations, other than any obligations thereof where the rating is based on the credit of a person other than that depository institution, shall have a credit rating from each of the Rating Agencies in the highest investment category granted thereby;

            (c) commercial paper or other short-term obligations of any corporation (other than the Seller) organized under the laws of the United States or any state having a rating, at the time of the investment or contractual commitment to invest therein, from each of the Rating Agencies in the highest short-term or long-term investment category granted thereby;


                                 Appendix A-6

            (d) investments in money market funds having a rating from each of the Rating Agencies in the highest investment category granted thereby (including funds for which the Trustee or any of its Affiliates is investment manager or advisor);

            (e) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States, in either case entered into with a depository institution or trust company, acting as principal, described in clause (b) of the definition of Eligible Institutions;

            (f) repurchase obligations with respect to any security or whole loan entered into with: (A) a depository institution or trust company, acting as principal, described in clause (b) of the definition of Eligible Institution, except that the rating referred to in the proviso in clause (b) of the definition of Eligible Institution above shall be "A-1+" or higher in the case of Standard & Poor's, (B) a broker/dealer, acting as principal registered as a broker or dealer under Section 15 of the Exchange Act, the unsecured short-term debt obligations of which are rated "P-1" by Moody's, "F1+" by Fitch, if rated by Fitch, and at least "A-1+" by Standard & Poor's at the time of entering into this repurchase obligation or (C) an unrated broker/dealer, acting as principal, that is a wholly-owned subsidiary of a non-bank or bank holding company the unsecured short term debt obligations of which are rated "P-1" by Moody's, "F1+" by Fitch, if rated by Fitch, and at least "A-1+" by Standard & Poor's at the time of purchase; and

            (g) any other investment permitted by each of the Rating Agencies (except in the case of Fitch, where notice shall be sufficient); provided, that unless otherwise permitted by the applicable Rating Agencies, upon the failure of any Eligible Institution to maintain any applicable rating set forth in this definition or in the definition of "Eligible Institution," the related investments shall be reinvested in other Eligible Investments within ten days; and, provided further, that no obligation of, or security issued by, the Seller shall constitute an Eligible Investment.

      Estimated Charge-Off Percent means the Servicer's good faith estimate of the Deemed Charge-Off Percent.

      Estimated Storm-Recovery Charge Payments means an amount equal to the product of the Billed Storm-Recovery Charges for a particular billing date multiplied by one hundred percent less the Estimated Charge-Off Percent.

      Event of Default has the meaning specified in Section 5.01 of the Indenture.

      Excess Funds Subaccount, with respect to the Bonds, has the meaning specified in Section 8.02(a) of the Indenture and, with respect to any Additional Bonds, the meaning set forth in the applicable Additional Indenture.

      Exchange Act means the Securities Exchange Act of 1934.

      Expected Sinking Fund Schedule means, with respect to each Tranche of Storm-Recovery Bonds, the expected sinking fund schedule for Principal thereof, as set forth in Schedule A to the Indenture.


                                 Appendix A-7

      FDIC means the Federal Deposit Insurance Corporation.

      Fiduciaries means the Trustee and each separate trustee, co-trustee, listing agent, transfer agent, registrar or Paying Agent.

      Final Maturity Date means, for each Tranche of Storm-Recovery Bonds, the date by which all Principal of and Interest on such Tranche of Storm-Recovery Bonds is required to be paid.

      Final Prospectus means the prospectus dated ___________, 2007.

      Financing Costs has the meaning specified in the Statute.

      Financing Order means the order of the Commission, Docket No. 060038, issued after rehearing on July 21, 2006, as amended or supplemented in accordance with the Statute.

      Fitch means Fitch, Inc., or any successor thereto.

      Florida UCC means the Uniform Commercial Code as in effect in the State of Florida.

      Formation Documents means the Issuer LLC Agreement and the Issuer Certificate of Formation.

      FPL means Florida Power & Light Company, and any of its successors or permitted assigns.

      General Subaccount, with respect to the Bonds, has the meaning specified in Section 8.02(a) of the Indenture and, with respect to any Additional Bonds, has the meaning set forth in the applicable Additional Indenture.

      Governmental Authority means any nation or government, any federal, state, local or other political subdivision thereof and any court, administrative agency or other instrumentality or entity exercising executive, legislative, judicial, regulatory or administrative function of government.

      Grant means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm. Grant, used as a noun, and Granting, used as an adjective, have correlative meanings consistent with preceding sentence. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal, interest and other payments in respect of the Collateral or such other agreement or instrument and all other amounts payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

      Holder or Bondholder means the Person in whose name any Bond or Additional Bond is registered.


                                 Appendix A-8

      Indemnified Person means the Issuer and each Trustee (for itself and on behalf of the applicable Storm-Recovery Bondholders) and each of their respective trustees, members, managers, officers, directors, employees and agents.

      Indemnity Amount means the amount of any indemnification obligation payable under the Basic Documents.

      Indenture means the Indenture, dated as of ____, 2007, between the Issuer and the Trustee, as the same may be amended or supplemented from time to time.

      Independent means, when used with respect to any specified Person, that the Person (a) is in fact independent of each Interested Party, (b) does not have any direct financial interest or any material indirect financial interest in any Interested Party, and (c) is not connected with any Interested Party as an officer, employee, promoter, underwriter, trustee, partner, director or individual performing similar functions.

      Independent Certificate means a certificate or opinion to be delivered to the Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01 of the Indenture, made by an Independent accountant or other expert appointed by an Issuer Order and approved by the Trustee in the exercise of reasonable care, which certificate or opinion shall state that the signer has read the definition of "Independent" in this Appendix A and that the signer is Independent within the meaning thereof.

      Independent Manager has the meaning set forth in the Issuer LLC
Agreement.

      Initial Payment Date means, with respect to the Bonds, the Payment Date in ____, 2007.

      Insolvency Event means, with respect to a specified Person,

            (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days or

            (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.


                                 Appendix A-9

      Interest means, for any Payment Date for any Series, or any Tranche within a Series, the sum, without duplication, of:

            (a) an amount equal to the amount of interest accrued at the applicable Interest Rate from the prior Payment Date with respect to that Series or Tranche (or, if there has been no prior Payment Date, from the Closing Date);

            (b) any unpaid interest as of the day following the prior Payment Date, to the extent permitted by applicable law, plus any interest accrued on such unpaid interest at the applicable Interest Rate, to the extent permitted by applicable law;

            (c) if the Storm-Recovery Bonds have been declared due and payable, all accrued and unpaid interest thereon; and

            (d) with respect to a Series, or any Tranche within a Series, to be redeemed prior to the next Payment Date, the amount of interest that will be payable as interest on such Series or Tranche upon such redemption.

      Interest Rate means, with respect to any Series, or any Tranche within a Series, the rate at which Interest accrues on the Principal Balance of Storm-Recovery Bonds of such Tranche.

      Interested Party means the Issuer, any other obligor upon the Storm-Recovery Bonds, FPL or any Affiliate of any of the foregoing.

      Investment Company Act means the Investment Company Act of 1940.

      Issuance Advice and Initial True-Up Adjustment Letter means the letter delivered to the Commission pursuant to the Financing Order on or about the Closing Date.

      Issuer means FPL Recovery Funding LLC, a Delaware limited liability company, or its successor under the Indenture or the party named as such in the Indenture until a successor replaces it and, thereafter, means the successor.

      Issuer Certificate of Formation means the Certificate of Formation of the Issuer which was filed with the Secretary of State of the State of Delaware on March 6, 2007.

      Issuer LLC Agreement means the Limited Liability Company Agreement between the Issuer and FPL, as sole Member, effective April 16, 2007.

      Issuer Officer's Certificate means a certificate signed by any Authorized Officer of the Issuer, under the circumstances described in, and complying with the applicable requirements of, Section 11.01 of the Indenture, and delivered to the Trustee.

      Issuer Order or Issuer Request means a written order or request, respectively, signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Trustee.

      Legal Defeasance Option has the meaning specified in Section 4.01(b) of the Indenture.

      Lien means a security interest, lien, charge, pledge or encumbrance of any kind.


                                 Appendix A-10

      Losses means, collectively, any and all liabilities, obligations, losses, damages, payments, costs or expenses of any kind whatsoever.

      Manager has the meaning set forth in the Issuer LLC Agreement.

      Measure Date means, in any Remittance Period, the date of the Storm-Recovery Charge and Tax Charge calculations.

      Member means FPL, as the sole member of the Issuer, in its capacity as such member under the Issuer LLC Agreement.

      Monthly Servicer Certificate has the meaning specified in Section 3.01(b)(ii) of the Servicing Agreement.

      Moody's means Moody's Investors Service, Inc.

      Mortgage and Deed of Trust means that certain Mortgage and Deed of Trust executed by FPL in favor of Bankers Trust Company and The Florida National Bank of Jacksonville, as trustees, dated as of January 1, 1944, as subsequently supplemented.

      New York UCC means the Uniform Commercial Code, as in effect in the State of New York.

      Non-Routine True-Up Adjustment has the meaning specified in Section 4.01(c)(i) of the Servicing Agreement.

      Non-Routine True-Up Adjustment Request means an Adjustment Request filed with the Commission in accordance with the Financing Order, if applicable, with respect to any Non-Routine True-Up Adjustment.

      Notice of Default has the meaning specified in Section 5.01(d) of the Indenture.

      Officer's Certificate means a certificate of the Servicer, the Seller or the Administrator signed by an Authorized Officer.

      Operating Expenses means, with respect to the Issuer, all fees, costs, expenses and Indemnity Amounts owed by the Issuer, including all amounts owed by the Issuer to the Trustee, the Servicing Fee, the fees and expenses payable by the Issuer to the Administrator under the Administration Agreement, the fees and expenses payable by the Issuer to the Independent Managers and the Special Member of the Issuer, fees of the Rating Agencies, legal fees and expenses of the Servicer pursuant to Section 5.02(d) and Section 6.08 of the Servicing Agreement, legal and accounting fees, costs and expenses of the Issuer, and legal, accounting or other fees, costs and expenses of the Seller (including any costs and expenses incurred by the Seller pursuant to Section
4.08 or Section 4.10 of the Sale Agreement) under or in connection with the Basic Documents and the Financing Order.

      Opinion of Counsel means one or more written opinions of counsel who, except as otherwise expressly provided in the Indenture, may be counsel to an Interested Party, which counsel shall be reasonably acceptable to the Trustee, the Issuer or the Rating Agencies, as applicable, and which shall be in form reasonably satisfactory to the applicable Trustee.


                                 Appendix A-11

      Outstanding with respect to Storm-Recovery Bonds means, as of the date of determination, all Storm-Recovery Bonds theretofore authenticated and delivered under the Indenture or any Additional Indenture, except:

            (a) Storm-Recovery Bonds theretofore canceled by the applicable Registrar or delivered to the applicable Registrar for cancellation;

            (b) Storm-Recovery Bonds or portions thereof for the payment of which money in the necessary amount has been theretofore deposited with the applicable Trustee or any Paying Agent in trust for the Holders of such Storm-Recovery Bonds, and if such Storm-Recovery Bonds are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefor, satisfactory to the applicable Trustee, made; and

            (c) Predecessor Storm-Recovery Bonds.

provided that in determining whether the Holders of the requisite Outstanding Amount of the Storm-Recovery Bonds or any Tranche or Series thereof have given any request, demand, authorization, direction, notice, consent or waiver under any Basic Document, Additional Indenture or Subsequent Sale Agreement, Storm-Recovery Bonds owned by any Interested Party shall be disregarded and deemed not to be Outstanding, except that, in determining whether the applicable Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Storm-Recovery Bonds that the applicable Trustee knows to be so owned shall be so disregarded. Storm-Recovery Bonds so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the applicable Trustee the pledgee's right so to act with respect to such Storm-Recovery Bonds and that the pledgee is not an Interested Party.

      Outstanding Amount means the aggregate principal amount of all Outstanding Storm-Recovery Bonds or, if the context requires, all Storm-Recovery Bonds of a Tranche or Series, Outstanding at the date of determination.

      Paying Agent means the Trustee or any other Person, that meets the eligibility standards for the Trustee specified in Section 6.11 of the Indenture and is authorized by the Issuer to make the payments of Principal of and Interest on the Storm-Recovery Bonds on behalf of the Issuer.

      Payment Date means, with respect to each Series or Tranche within a Series of Storm-Recovery Bonds, each date or dates specified as Payment Dates for such Series or Tranche.

      Periodic Adjustments means each Routine True-Up Adjustment and Non-Routine True-Up Adjustment made pursuant to the terms of the Financing Order and in accordance with Section 4.01 of the Servicing Agreement.

      Person means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), business trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.


                                 Appendix A-12

      Predecessor Storm-Recovery Bond means, with respect to any particular Bond, every previous Bond evidencing all or a portion of the same debt as that evidenced by such particular Bond; and for the purpose of this definition, any Bond authenticated and delivered under Section 2.06 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Bond shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Bond.

      Principal means, with respect to any Payment Date and each Tranche or
Series: (i) the amount of principal scheduled to be paid on such Payment Date in accordance with the Expected Sinking Fund Schedule; (ii) the amount of principal due on the Final Maturity Date of such Tranche or Series if such Payment Date is the Final Maturity Date; (iii) the amount of principal due as a result of the occurrence and continuance of an Event of Default and acceleration of the Storm-Recovery Bonds; and (iv) any overdue payments of principal.

      Principal Balance means, with respect to each Tranche or Series of Storm-Recovery Bonds as of any Payment Date, the Outstanding Amount of the applicable Tranche or Series of Storm-Recovery Bonds.

      Pro Rata has the meaning specified in Section 8.02(e) of the Indenture.

      Proceeding means any suit in equity, action at law or other judicial or administrative proceeding.

      Projected Principal Balance means, as of any Payment Date, the projected Outstanding Amount for such Payment Date for such Tranche or Series of Storm-Recovery Bonds set forth in the Expected Sinking Fund Schedule.

      Protected Purchaser has meaning specified in Article 8-303 of the Delaware UCC.

      Qualified Costs means, with respect to the Bonds or any Additional Bonds, the Financing Costs, Storm-Recovery Reserves and Storm-Recovery Costs approved in the Financing Order.

      Rating Agency means, as of any date, any rating agency rating the Storm-Recovery Bonds of any Tranche or Series at the time of original issuance thereof at the request of the Issuer, or any successor to such rating agency. If such organization or successor is no longer in existence, in lieu thereof "Rating Agency" means a nationally recognized statistical rating organization or other comparable Person designated by the Issuer, notice of which designation shall be given to each Trustee, the Member and the Servicer.

      Rating Agency Condition means, with respect to any action, the notification in writing to each Rating Agency of such action, and written confirmation from Standard & Poor's and, with respect to the issuance of Additional Bonds only, written confirmation from all of the Rating Agencies (except in the case of Fitch, where notice shall be sufficient), in all instances sent to the Servicer, each Trustee and the Issuer, to the effect that such action or issuance, as applicable, will not result in a suspension, reduction or withdrawal of the then-current rating by such Rating Agency of any Outstanding Tranche or Series of Storm-Recovery Bonds.

      Record Date means, with respect to any Payment Date, the Business Day prior to such Payment Date or, with respect to any Definitive Storm-Recovery Bonds, the last Business Day of


                                 Appendix A-13
the month preceding such Payment Date; or such other record date as may be specified in or pursuant to the Indenture.

      Registrar has the meaning specified in Section 2.05(a) of the Indenture.

      Regulation AB means the rules of the SEC promulgated under Subpart
229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R.
ss.ss.229.1100-229.1123, as such may be amended from time to time.

      Related Agreements has the meaning set forth in the Second Preamble to the Administration Agreement.

      Released Parties means the Issuer (including its Member, Managers, officers, employees and agents, if any) and the Trustee (including its respective officers, directors and agents).

      Remittance means each remittance by the Servicer to the Trustee of Storm-Recovery Charge payments.

      Remittance Date means each Servicer Business Day on which a Remittance is to be made by the Servicer pursuant to Section 4.03 of the Servicing Agreement.

      Remittance Excess means the amount, if any, calculated for a particular period, by which all Storm-Recovery Charge collections during such period exceed Estimated Storm-Recovery Charge Payments during such period.

      Remittance Period means each six-month period commencing on __________ and __________of each year; provided, however, that the initial Remittance Period shall commence on the Closing Date and end on __________.

      Remittance Shortfall means the amount, if any, calculated for a particular period, by which Estimated Storm-Recovery Charge Payments during such period exceed Storm-Recovery Charge collections during such period.

      Required Capital Amount means, with respect to each Series of Storm-Recovery Bonds, the amount required to be deposited in the Capital Subaccount on the Closing Date.

      Requirement of Law means any foreign, federal, state or local laws, statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any Governmental Authority or common laws.

      Retirement Date means, with respect to each Series of the Storm-Recovery Bonds, the day on which the final payment is made to the Storm-Recovery Bondholders in respect of the last Outstanding Storm-Recovery Bond of such Series.

      Retiring Trustee means the Trustee, during the period following its resignation and removal, but prior to the effective date of the appointment of a successor Trustee.

      Routine True-Up Adjustment has the meaning set forth in Section 4.01(b)(iii) of the Servicing Agreement.


                                 Appendix A-14

      Routine True-Up Adjustment Request means an Adjustment Request filed with the Commission in respect of a Routine True-Up Adjustment, substantially in the form of Exhibit B to the Servicing Agreement.

      Rules of Construction has the meaning set forth in the first paragraph of this Appendix A.

      Sale Agreement means the Storm-Recovery Property Sale Agreement dated as of ____, 2007, between the Seller and the Issuer.

      Scheduled Final Payment Date means, with respect to each Tranche of Storm-Recovery Bonds, the date when all Interest and Principal is scheduled to be paid with respect to that Tranche in accordance with the related Expected Sinking Fund Schedule.

      SEC means the U.S. Securities and Exchange Commission.

      Secured Obligations has the meaning specified in the Granting Clause of the Indenture.

      Securities Account means the Collection Account (to the extent it constitutes a securities account as defined in the NY UCC and Federal Book-Entry Regulations).

      "Securities Intermediary" means The Bank of New York, solely in the capacity of a "securities intermediary" as defined in the New York UCC and Federal Book-Entry Regulations or any successor securities intermediary under the Indenture.

      Securities Act means the Securities Act of 1933.

      Seller means FPL, in its capacity as seller of the Storm-Recovery Property to the Issuer pursuant to the Sale Agreement.

      Seller's Agent means the Issuer, acting as the agent of the Seller, pursuant to Section 2.01(c)(i) of the Sale Agreement.

      Semiannual Servicer Certificate has the meaning assigned to that term in
Section 3.01(b)(iii) of the Servicing Agreement.

      Series means any series of Storm-Recovery Bonds issued by the issuer pursuant to the Indenture or any Additional Indenture pursuant to the Financing Order.

      Series Issuance Date means with respect to the first FPL Recovery Funding LLC Senior Secured Bonds, Series A, the Closing Date, and with respect to any other Series, the date on which the Storm-Recovery Bonds are to be issued in accordance with the applicable Additional Indenture.

      Series A Purchase Price is $ __________________.

      Series A Storm-Recovery Charge means the "storm-recovery charge" authorized by the Statute and Financing Order which is part of the Series A Storm-Recovery Property.

      Series A Storm-Recovery Property means the "storm-recovery property" as defined in the Statute and the Financing Order that is transferred by the Seller to the Issuer as of the Closing


                                 Appendix A-15

Date pursuant to the Sale Agreement and the related Bill of Sale as identified in such related Bill of Sale.

      Servicer means FPL, as the servicer of the Storm-Recovery Property, and each successor to FPL (in the same capacity) pursuant to Section 6.03 or 7.04 of the Servicing Agreement.

      Servicer Business Day means any Business Day on which the Servicer's offices in the State are open for business.

      Servicer Default means the occurrence of an event specified in Section
7.01 of the Servicing Agreement.

      Servicer Policies and Practices means, with respect to the Servicer's duties under Annex I to the Servicing Agreement, the policies and practices of the Servicer applicable to such duties that the Servicer follows with respect to comparable assets that it services for itself or others and in accordance with Commission Regulations. The Servicer shall provide ten days' prior written notice to the Rating Agencies of any amendment to the Servicer Policies and Practices that would adversely affect the Bondholders in any material respect.

      Servicer's Officer's Certificate means a certificate signed by any Authorized Officer of the Servicer, under the circumstances described in, and complying with the applicable requirements of, Section 9.03 of the Indenture, and delivered to the Commission.

      Servicing Agreement means the Storm-Recovery Property Servicing Agreement dated as of __________, 2007, between the Issuer and the Servicer.

      Servicing Fee means the fee payable to the Servicer for services rendered, in accordance with Section 6.07 of the Servicing Agreement.

      Special Member has the meaning set forth in the Issuer LLC Agreement.

      Special Payment Date has the meaning set forth in Section 2.03(j) of the Indenture.

      Sponsor means FPL, in its capacity as "sponsor" of the Storm Recovery Bonds within the meaning of Regulation AB.

      Standard & Poor's means Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc., or any successor thereto.

      State means the State of Florida.

      State Pledge means the pledge in Section 366.8260(11), Florida Statutes.

      Statute means Section 366.8260, Florida Statutes.

      Storm Bond Repayment Charge means Storm-Recovery Charges.

      Storm Bond Tax Charge means the storm-recovery charge collected pursuant to the Statute by the Servicer for the benefit of FPL to recover FPL's tax liabilities associated with the receipt of the Storm-Recovery Charges by the Issuer.


                                 Appendix A-16

      Storm-Recovery Bond means the Bonds issued pursuant to the Indenture and any Additional Bonds.

      Storm-Recovery Bond Register means the Bond Register and any register the Issuer shall provide for registration of any Additional Bonds and the registration of transfers of such Additional Bonds.

      Storm-Recovery Charge means the storm bond repayment charge authorized by the Commission to be imposed on all electric Customers by FPL to recover Qualified Costs pursuant to the Financing Order.

      Storm-Recovery Charge Collections means amounts collected in respect of Storm-Recovery Charges or the Storm-Recovery Property.

      Storm-Recovery Costs has the meaning specified in the Statute.

      Storm-Recovery Property means the Storm-Recovery Property that is authorized under the Financing Order, and that is sold by the Seller to the Issuer under the Sale Agreement or under a Subsequent Sale Agreement, but does not include the right to any revenues, collections, claims, rights, payments, money or proceeds of or arising from the Tax Charges.

      Storm-Recovery Property Records means any and all documents and records that the Servicer shall keep on file, in accordance with its customary procedures, relating to the Storm-Recovery Property, including copies of the Financing Order and all documents filed with the Commission in connection with any Periodic Adjustment and computational records relating thereto.

      Storm-Recovery Reserves has the meaning specified in the Statute.

      Subaccount, with respect to the Bonds, means any of the subaccounts of the Collection Account specified in Section 8.02 of the Indenture and, with respect to any Additional Bonds, has the meaning set forth in the applicable Additional Indenture.

      Subsequent Financing Order means a financing order of the Commission issued to FPL under the Statute subsequent to the Financing Order.

      Subsequent Sale Agreement means a sale agreement pursuant to which Subsequent Storm-Recovery Property is transferred on a Subsequent Transfer Date.

      Subsequent Storm-Recovery Property means Storm-Recovery Property sold by the Seller to the Issuer as of a Subsequent Transfer Date pursuant to a Subsequent Sale Agreement and the bill of sale delivered on or prior to the Subsequent Transfer Date, as identified in such bill of sale, unless the applicable Additional Indenture specifies such storm-recovery property is subject to a different servicing agreement.

      Subsequent Transfer Date means the date that a sale of Subsequent Storm-Recovery Property will be effective, as specified in a written notice provided by the Seller to the Issuer pursuant to the Subsequent Sale Agreement.


                                 Appendix A-17

      Successor Servicer means a successor Servicer appointed by the Trustee pursuant to Section 7.04 of the Servicing Agreement which succeeds to all the rights and duties of the Servicer under the Servicing Agreement.

      Supplemental Indenture means a supplemental indenture entered into by the Issuer and the Trustee pursuant to Article Nine of the Indenture.

      Tax Charges means the storm bond tax charges authorized by the Commission to be imposed on all electric Customers by FPL to recover Qualified Costs pursuant to the Financing Order.

      Termination Notice has the meaning set forth in Section 7.01 of the Servicing Agreement.

      Tranche means any one of the tranches of Storm-Recovery Bonds of any Series.

      Transfer Date means the Closing Date or any Subsequent Transfer Date, as applicable.

      Trust Indenture Act or TIA means the Trust Indenture Act of 1939, as in force on the effective date hereof the Indenture, unless otherwise specifically provided.

      Trustee means The Bank of New York, a New York banking corporation or its successor, as trustee under the Indenture, or any successor trustee under the Indenture, or, as the context requires, the trustee under any Additional Indenture, or any successor trustee under the Additional Indenture.

      Uniform Commercial Code means, unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.

      United States means the United States of America.

      U.S. Government Obligations means direct obligations (or certificates representing an ownership interest in such obligations) of the United States (including any agency or instrumentality thereof) for the timely payment of which the full faith and credit of the United States are pledged and which are not callable at the issuer's option.

      Weighted Average Days Outstanding means the weighted average number of days FPL's monthly retail Customer Bills remain outstanding during the calendar year as determined from time to time by FPL.









                                 Appendix A-18